UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 24, 2018

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2018 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. will be held at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby, Houston, Texas 77002, at 2:00 p.m., Central Time, on Tuesday, April 24, 2018, for the following purposes:

1. To elect eight directors to hold office until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the year ending December 31, 2018;

3. To approve an amendment and restatement of the EOG Resources, Inc. Employee Stock Purchase Plan to (i) increase the number of shares available for purchase under the plan, (ii) extend the term of the plan and (iii) effect certain other changes;

4. To hold a non-binding advisory vote on executive compensation; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on February 27, 2018 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Beginning on or about March 15, 2018, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) containing instructions on how to access the proxy materials (including our 2017 annual report) via the Internet, as well as instructions on voting shares via the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 15, 2018

i

EOG RESOURCES, INC.

PROXY STATEMENT

The accompanying form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us,” “our” or “company”) to be used at our 2018 annual meeting of stockholders (“Annual Meeting”) to be held at Heritage Plaza, Plaza Conference Room, Plaza Level, 1111 Bagby, Houston, Texas 77002, at 2:00 p.m., Central Time, on Tuesday, April 24, 2018. The proxy materials, including this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2017 annual report, are being first distributed and made available to our stockholders on or about March 15, 2018.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. If you would like to attend the Annual Meeting, you may contact our Corporate Secretary (Michael P. Donaldson) at (713) 651-7000 for directions to the Annual Meeting. To vote in person at the Annual Meeting, you must (1) be a holder of record of our Common Stock as of the close of business on February 27, 2018 (the “Record Date”) or (2) obtain a valid proxy from the record holder of the shares if you were, as of the Record Date, a beneficial owner of our common stock held in street name; follow the instructions of your bank, broker or other nominee to obtain such a proxy.

Attendance at the Annual Meeting is limited to holders of record of our Common Stock as of the Record Date and EOG’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement indicating that you owned shares of our Common Stock as of the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance.

If you received a printed copy of the proxy materials, you also received a copy of our 2017 annual report. However, the 2017 annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the accompanying form of proxy.

In addition to solicitation by mail, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record as of the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one paper copy of this proxy statement and the accompanying notice of annual meeting of stockholders and the 2017 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, an additional paper copy of this proxy statement, the accompanying notice of annual meeting of stockholders and/or the 2017 annual report to such a stockholder at a shared address to which a single paper copy of such document was delivered. Stockholders sharing an address who receive multiple printed copies of our proxy materials and who wish to receive a single printed copy of our proxy materials may also submit requests for delivery of a single paper copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2017 annual report, but, in such event, will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary (Michael P. Donaldson) at (713) 651-7000.

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also inspect this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on April 24, 2018

This proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2017 annual report are available via the Internet at www.proxyvote.com. Pursuant to United States Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of the proxy materials to each stockholder of record.

Accordingly, beginning on or about March 15, 2018, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice. All stockholders will have the option to access our proxy materials on the website referred to above.

Stockholders will not receive printed copies of the proxy materials unless they request (or have previously requested) such form of delivery. Printed copies will be provided upon request at no charge. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. A request to receive proxy materials in printed form by mail or electronically by email will remain in effect until the stockholder terminates such request.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock as of the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. As of the Record Date, there were 578,637,869 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, “Exchange Act”)) whom we know beneficially owned more than 5% of our Common Stock as of December 31, 2017, based on filings with the SEC as of February 28, 2018.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(a)
Capital Research Global Investors(b) 333 South Hope Street, Los Angeles, CA 90071	43,827,981	7.6%
The Vanguard Group(c) 100 Vanguard Blvd., Malvern, PA 19355	42,190,971	7.3%
BlackRock, Inc.(d) 55 East 52nd Street, New York, NY 10055	34,909,501	6.0%
State Street Corporation(e) One Lincoln Street, Boston, MA 02111	29,327,378	5.1%

(a)	Based on 578,476,807 shares of our Common Stock outstanding as of December 31, 2017.

(b)	Based on its Schedule 13G/A filed on February 14, 2018 with respect to its beneficial ownership of our Common Stock as of December 31, 2017, Capital Research Global Investors has sole voting power and sole dispositive power with respect to 43,827,981 shares.

(c)	Based on its Schedule 13G/A filed on February 9, 2018 with respect to its beneficial ownership of our Common Stock as of December 31, 2017, The Vanguard Group has sole voting power with respect to 811,790 shares, sole dispositive power with respect to 41,284,777 shares, shared voting power with respect to 133,452 shares and shared dispositive power with respect to 906,194 shares.

(d)	Based on its Schedule 13G/A filed on February 8, 2018 with respect to its beneficial ownership of our Common Stock as of December 31, 2017, BlackRock, Inc. has sole voting power with respect to 30,275,184 shares and sole dispositive power with respect to 34,909,501 shares.

(e)	Based on its Schedule 13G filed on February 14, 2018 with respect to its beneficial ownership of our Common Stock as of December 31, 2017, State Street Corporation has shared voting power and shared dispositive power with respect to 29,327,378 shares.

Stock Ownership of the Board and Management

The following table sets forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each “Named Officer” of EOG named in the “Summary Compensation Table” in the “Executive Compensation” section below and (3) all current directors and executive officers of EOG as a group, in each case as of February 28, 2018. Under Rule 13d-3 under the Exchange Act, a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. April 29, 2018 is the date 60 days from February 28, 2018, the date as of which ownership is reported in this table.

Name	Shares Beneficially Owned(a)	Stock-Settled Stock Appreciation Rights Exercisable by 4-29-18(b)	Total Beneficial Ownership	Restricted Stock Units, Performance Units and Phantom Shares(c)	Total Ownership(d)
Janet F. Clark	568	97	665	12,760	13,425
Charles R. Crisp	26,923	2,180	29,103	18,323	47,426
Robert P. Daniels	233	0	233	1,521	1,754
James C. Day	20,847	5,790	26,637	11,084	37,721
Michael P. Donaldson	41,338	1,932	43,270	62,100	105,370
Timothy K. Driggers	142,610	12,200	154,810	63,918	218,728
C. Christopher Gaut	500	0	500	1,190	1,690
Lloyd W. Helms, Jr.	36,329	7,392	43,721	76,347	120,068
Donald F. Textor	70,671	2,180	72,851	63,776	136,627
Gary L. Thomas	831,712	81,240	912,952	305,227	1,218,179
William R. Thomas	380,155	83,460	463,615	330,008	793,623
Frank G. Wisner	66,860	5,790	72,650	51,089	123,739
All current directors and executive officers as a group (14 in number)	1,723,573	207,981	1,931,554	1,038,056	2,969,610

(a)	Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power; (2) shares held under the EOG Resources, Inc. Savings and Retirement Plan (as amended, the “Savings and Retirement Plan”) for which the participant has sole voting and investment power; (3) shares of restricted stock held under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (“2008 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 2008 Stock Plan; and (4) shares of our Common Stock that would be received upon the vesting of restricted stock units (“RSUs”) held under the 2008 Stock Plan on or before April 29, 2018.

(b)	The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held under the 2008 Stock Plan by the individuals shown that are exercisable on or before April 29, 2018, based on, for purposes of this table, the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $101.42 per share on February 28, 2018, net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.

(c)	Includes (1) RSUs held under the 2008 Stock Plan vesting after April 29, 2018 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; (2) performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed; or at the achieved performance multiple certified by the Compensation Committee for grants for which the applicable performance period has been completed) held under the 2008 Stock Plan vesting after April 29, 2018 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; and (3) phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 409A Deferred Compensation Plan (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (as amended, the “Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest or be released on or before April 29, 2018, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)	None of our directors or “Named Officers” beneficially owned, as of February 28, 2018, more than 1% of the shares of our Common Stock outstanding as of February 28, 2018. Based on 578,637,872 shares of our Common Stock outstanding as of February 28, 2018, our current directors and executive officers as a group (14 in number) beneficially owned approximately 0.3% of the shares of our Common Stock outstanding as of February 28, 2018 and had total ownership of approximately 0.5% of the shares of our Common Stock outstanding as of February 28, 2018.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that seven of our eight current directors, namely Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut, Textor and Wisner, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/about/corpgov.html, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between EOG and each director and between EOG and any organization for which one of our directors or an immediate family member is a director or executive officer or with which one of our directors or an immediate family member is otherwise affiliated. Specifically, the Board considered, among other things, (1) various transactions in connection with the exploration and production of crude oil and natural gas, such as revenue distributions, joint interest billings, payments for midstream (i.e., gathering, processing and transportation-related) or oilfield services (including related equipment and supplies) and payments for crude oil and natural gas, between EOG and certain entities engaged in certain aspects of the oil and gas business for which one of our directors is a director or executive officer or is otherwise directly or indirectly affiliated, (2) payments of dues and contributions to certain not-for-profit entities (such as trade associations) with which one of our directors or an immediate family member is affiliated and (3) any relationships (employment, contractual or otherwise) between EOG and immediate family members of directors.

Except with respect to Mr. W. Thomas, the Board has determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board has determined that Mr. W. Thomas is not independent because he is our Chief Executive Officer (“CEO”).

Meetings

The Board held five meetings during the year ended December 31, 2017.

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Mr. Daniels, following his appointment to the Board effective March 1, 2017, attended each of the meetings of the Board and Board committees on which he served. Likewise, Mr. Gaut, following his appointment to the Board effective October 1, 2017, attended each of the meetings of the Board and Board committees on which he served.

Our directors are expected to attend our annual meeting of stockholders. All of our then-current directors attended our 2017 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors held five executive sessions during the year ended December 31, 2017. Ms. Clark and Messrs. Crisp, Day, Textor and Wisner attended each of the executive sessions. Mr. Daniels attended each of the four executive sessions held following his appointment to the Board (effective March 1, 2017). Mr. Gaut attended the one executive session held following his appointment to the Board (effective October 1, 2017).

Mr. Crisp (i) was appointed by the non-employee directors as the presiding director for the executive sessions in 2017 and (ii) has been appointed by the non-employee directors as the presiding director for executive sessions in 2018 as well. As discussed below, the presiding director is elected annually by and from the non-employee directors of our Board.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant and diverse experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for EOG at the present time is for Mr. W. Thomas to serve as both Chairman of the Board and CEO.

This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Mr. W. Thomas has been our Chairman of the Board and CEO since January 2014 and has been with EOG and its predecessor companies for over 39 years. Prior to becoming our Chairman of the Board and CEO, Mr. W. Thomas had served as President and CEO of the company from July 2013 through December 2013, and as President of the company from September 2011 to July 2013. Prior to September 2011, Mr. W. Thomas served in various leadership positions at EOG, including leadership positions in our Houston, Texas headquarters office and leadership positions in our Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays.

Since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average and the Nasdaq Composite Index, thus demonstrating, we believe, the effectiveness of EOG’s leadership structure.

The Board believes that there is substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have an independent presiding director. The presiding director is elected annually by and from the non-employee directors of our Board. Our Board believes that the presiding director serves a valuable role in the overall leadership of the Board by providing additional oversight of our management. The presiding director has clearly defined leadership authority and responsibilities, which are described in our Corporate Governance Guidelines and which include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present as well as at executive sessions of the non-employee directors, (ii) serving as liaison between the Chairman of the Board and our other executive officers and the non-employee directors and (iii) briefing the Chairman of the Board and our executive officers, as needed or appropriate, on matters discussed in the executive sessions. Our presiding director establishes the agenda for the executive sessions of the non-employee directors and has the authority to call, and establish the agenda for, additional meetings of the non-employee directors. In addition, our presiding director is afforded direct and complete access to the Chairman of the Board at any time as the presiding director deems necessary or appropriate, and he is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below. As noted above, Mr. Crisp has been appointed by the non-employee directors as the presiding director for executive sessions in 2018.

•	We have a substantial majority of independent directors. Seven of our current eight directors meet the criteria for independence required by the NYSE, the SEC and our bylaws; only Mr. W. Thomas is deemed not independent since he is our CEO. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence standards.

•	Key committees are comprised solely of independent directors. Our Audit, Compensation and Nominating and Governance Committees are each comprised solely of independent directors. Each of our non-employee directors serves on each of the committees.

•	Non-employee directors meet regularly. Our non-employee directors typically meet in executive session without our employee director (Mr. W. Thomas) at each regularly scheduled Board meeting. Our non-employee directors held five executive sessions during the year ended December 31, 2017. As noted above, such executive sessions are chaired by the independent presiding director. Mr. Crisp has been appointed as the presiding director for 2018 and will chair such executive sessions in 2018.

•	We have annual director elections. Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board and its committees on areas of risk to our company, and our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Our Compensation Committee incorporates risk considerations, including the risk of losing key personnel and any risks that may be presented by our compensation policies and practices, as it evaluates the performance of our CEO and other executive officers, determines our executive compensation and evaluates our compensation policies and practices. Our Nominating and Governance Committee focuses on issues relating to Board and Board committee composition and corporate governance matters. In addition, to ensure that our Board has a broad view of our overall risk management process, the Board periodically reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk.

At this time, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experiences with the daily management of our business as our CEO and previously as our President and in other leadership positions, Mr.  W. Thomas provides the Board with valuable insight into our risk profile and the options to mitigate and address those risks.

Committees of the Board

The charter for each committee of the Board identified below is available on our website at www.eogresources.com/about/corpgov.html. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board. In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute greater weight to any one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee (other than the general requirements of our Corporate Governance Guidelines discussed below with respect to director age, director independence and director service on the boards of directors of other public companies), in evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills as well as other credentials and qualifications, including, but not limited to, the credentials and qualifications set forth in our Corporate Governance Guidelines. In addition, the Nominating and Governance Committee will consider whether such individual is willing and able to commit the time necessary for Board and Board committee service.

Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals who can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and of the oil and gas industry.

Our current Board of eight directors is consistent with our Corporate Governance Guidelines. While our Board has no current plans to increase the size of the Board, if, in the future, the Board determines that it is appropriate to add a directorship, the Nominating and Governance Committee will, pursuant to its charter, take into account diversity in professional experience, skills and background, diversity in race and gender, the credentials and qualifications set forth in our Corporate Governance Guidelines and the other attributes and factors described above, in evaluating candidates for such directorship.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/about/corpgov.html, mandate that:

•	any director having reached 80 years of age shall discuss with the Chairman of the Board and the Nominating and Governance Committee, and the Nominating and Governance Committee shall affirmatively determine, whether it is appropriate for such director to stand for re-election as a director of the company at the end of his or her current term;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE, the SEC and our bylaws; and

•	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. As an alternative to term limits for directors, the Nominating and Governance Committee annually reviews each director’s continuation on the Board. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

In addition, the Nominating and Governance Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2019 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating and Governance Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating and Governance Committee held four meetings during the year ended December 31, 2017. The Nominating and Governance Committee is currently comprised of Messrs. Wisner (Chairman), Crisp, Daniels, Day, Gaut and Textor and Ms. Clark.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, is responsible for the oversight of our accounting and financial reporting processes and the audits and reviews of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Ms. Clark, an independent director since January 2014 and the Chairperson of our Audit Committee since February 2015, Mr. Textor, an independent director since May 2001 and the Chairman of our Audit Committee from May 2001 until February 2015, and Mr. Gaut, an independent director since October 2017, are each an “audit committee financial expert” (as defined in the SEC rules) because each has the following attributes: (1) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by our financial statements; (4) an understanding of internal control over financial reporting; and (5) an understanding of audit committee functions. Each of Ms. Clark and Messrs. Textor and Gaut has acquired these attributes by means of having held various positions that provided relevant experience, as described in each director’s biographical information under “Item 1. Election of Directors” below, and, in the case of Mr. Textor, by having served as Chairman of our Audit Committee from May 2001 until February 2015.

The Audit Committee has sole and direct authority, at its discretion and at our expense, to appoint, compensate, oversee, evaluate and terminate our independent auditors and any other registered public accounting firms engaged to perform audit, review or attest services for EOG, and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and ethics and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee. The Audit Committee also reviews and approves the annual Report of the Audit Committee that is included in this proxy statement.

The Audit Committee held six meetings during the year ended December 31, 2017 and is currently comprised of Ms. Clark (Chairperson) and Messrs. Crisp, Daniels, Day, Gaut, Textor and Wisner.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans and for the evaluation and determination of the compensation arrangements for our executive officers and directors. The Compensation Committee is also responsible for reviewing the disclosures in our Compensation Discussion and Analysis and providing the annual Compensation Committee Report, both of which are included in this proxy statement. Please refer to “Compensation Discussion and Analysis — Compensation Process” and “Director Compensation and Stock Ownership Guidelines” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations.

In addition, the Compensation Committee is authorized, at its discretion and at our expense, to retain, oversee, obtain the advice of, compensate and terminate such compensation consultants and other advisors as the Compensation Committee deems necessary to assist with the execution of its duties and responsibilities, and is responsible for assessing the independence of any such consultants or advisors and whether any such consultant or advisor has a conflict of interest in respect of its engagement by the Compensation Committee.

All of the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Exchange Act and were qualified as “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”).

The Compensation Committee held five meetings during the year ended December 31, 2017 and is currently comprised of Messrs. Day (Chairman), Crisp, Daniels, Gaut, Textor and Wisner and Ms. Clark.

Compensation Committee Interlocks and Insider Participation

Messrs. Day (Chairman), Crisp, Daniels, Gaut, Textor and Wisner and Ms. Clark serve as members of the Compensation Committee and none of them is a current or former officer or employee of EOG. During the year ended December 31, 2017, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/about/corpgov.html.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate. Mr. Crisp has been chosen as the presiding director for 2018.

Engagement with Stockholders Regarding Environmental, Social and Governance Matters

As stated in our prior public disclosures, EOG is committed to open, collaborative communications with our stockholders; transparency; providing our stockholders with the ability to effectively voice their opinions; being accountable to our stockholders; and operating in an environmentally responsible and safe manner.

Pursuant to these commitments, we have, over the last several years, engaged in, and continue to engage in, substantial, collaborative discussions and correspondence with various EOG stockholders regarding a range of environmental, health and safety, executive compensation and corporate governance matters. In addition, we have maintained a productive, ongoing dialogue with our investors regarding our website and other public disclosures addressing a range of environmental, health and safety topics.

Pursuant to our commitments, EOG intends to continue engaging in such discussions and correspondence with our stockholders and to periodically update and expand our related website and other public disclosures. EOG is currently in the process of preparing a formal sustainability report to our stockholders, which we expect to publish on EOG’s corporate website in 2018. This report will contain, among other information regarding EOG’s operations, environmental and safety performance metrics in respect of EOG’s operations as well as other metrics, for example, with respect to the composition of EOG’s workforce.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/about/ corpgov.html, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary. We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, our principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees.

Moreover, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/about/corpgov.html. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary.

REPORT OF THE AUDIT COMMITTEE

In connection with the fiscal year 2017 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG, during its February 2018 meeting, (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communications with Audit Committees,” and Securities and Exchange Commission Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2017 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE
Janet F. Clark, Chairperson
Charles R. Crisp
Robert P. Daniels
James C. Day
C. Christopher Gaut
Donald F. Textor
Frank G. Wisner

COMPENSATION COMMITTEE REPORT

The Compensation Committee, in connection with its February 2018 meeting, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2018 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
James C. Day, Chairperson
Janet F. Clark
Charles R. Crisp
Robert P. Daniels
C. Christopher Gaut
Donald F. Textor
Frank G. Wisner

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, in the executive compensation tables and notes thereto in the “Executive Compensation” section below and elsewhere in this proxy statement, (1) “Named Officers” refers to William R. Thomas, our Chairman of the Board and Chief Executive Officer; Gary L. Thomas, our President; Lloyd W. Helms, Jr., our Chief Operating Officer; Timothy K. Driggers, our Executive Vice President and Chief Financial Officer; and Michael P. Donaldson, our Executive Vice President, General Counsel and Corporate Secretary; (2) “peer group,” “peer companies,” “peer group companies” or similar phrases refers to the companies identified under “Compensation Process — Compensation Assessment Tools” below, except as otherwise specified or indicated herein; and (3) certain of the measures referenced below and identified with an asterisk (*) are non-GAAP measures, for which reconciliations to comparable GAAP measures and related discussion is included in Annex A. A glossary of certain terms is also included in Annex A.

Executive Summary

The Compensation Committee (“Committee”) believes that our executive management team has established and exemplified a unique culture that has firmly established EOG as the leader in domestic oil and gas exploration and production. In particular, our shift in focus to “premium” wells has further established EOG as the industry leader in generating returns. We constantly refine our proprietary drilling and completion technology and processes to lower costs and improve well productivity. Under the leadership of our executive management team, EOG has enhanced shareholder value by continuing to focus on effective deployment of capital to deliver the highest returns in any price environment. The following are key highlights of our achievements in 2017:

•	Continued our focus on “premium” wells, requiring at least a 30% direct after-tax rate of return* at a $40/Bbl crude oil price and $2.50/Mcf natural gas price.

•	Improved productivity and capital efficiency, where over 80% of our completed wells in 2017 met the “premium” standard.

•	Returned to positive net income and positive return on capital employed (“ROCE”)* as the percentage of premium wells increased.

•	Delivered production growth of 9% while spending within discretionary cash flow after dividends.

•	Added significant new “premium” quality resource potential.

•	Maintained a strong balance sheet, ending the year with a net debt-to-total capitalization ratio* of 25%.

These accomplishments have continued to generate peer-leading performance, with EOG’s one-year and three-year returns to shareholders (7% and 20%, respectively) leading our peer group. As a result of this performance, our Committee took the following key actions in 2017, which are discussed in more detail below:

•	Increased base salaries for our Named Officers for the first time in three years;

•	Paid bonuses averaging 125% of target for our Named Officers for 2017 performance, after not paying bonuses for 2016 performance; and

•	Increased long-term incentive grant levels to approximately 3% above the levels awarded in 2014 after several years at reduced levels.

The Committee believes these actions appropriately reflect and reward our management team’s accomplishments during 2017.

In December 2017, we announced a new leadership structure, and promoted Mr. Helms to the role of Chief Operating Officer. In connection with this promotion, we increased Mr. Helms’ base salary and bonus target and granted an award of RSUs.

*	See Annex A

Say-on-Pay Vote and Key Program Features

At our 2017 annual meeting of stockholders, the vast majority of our stockholders voted to approve our executive compensation program, with approximately 96% approval among votes cast. Based on these voting results and the Committee’s periodic reviews of our executive compensation program, we did not make any significant changes to our executive compensation program for 2017. However, as discussed below, we did change the vesting of our long-term incentive awards for all employees in September 2017 to align better with the practices of our peers and maintain the strong retention component of our program. Our program continues to reflect an alignment with current governance trends, while maintaining a competitive compensation program with stockholder-friendly features such as:

•	A structured annual bonus plan tied to important operational, financial and strategic goals, including individual bonus targets and metric weightings, and preserving the Committee’s ability to qualitatively assess the performance of our Named Officers.

•	Significant alignment with our stockholders in the form of annual stock grants with three-year “cliff” vesting requirements for restricted stock/RSUs and performance units and three-year ratable vesting requirements for SARs.

•	A significant performance-based component for our Named Officers through long-term performance awards denominated and paid based on our total stockholder return relative to the total stockholder return of our peer companies.

•	Meaningful stock ownership by, and stock ownership guidelines for, the Named Officers.

•	Minimal perks and limited supplemental pension benefits.

•	No employment agreements.

•	Change-in-control protection that does not include a “single-trigger” severance benefit or excise tax “gross-up”.

•	The Committee’s engagement of an independent compensation consultant.

Compensation Objectives

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

•	Competition Among Peer Companies. The Committee believes that our executive compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so that we can attract, motivate and retain top industry talent. The Committee references the middle range of compensation opportunities among our peer group, while considering other factors and individual situations that influence the attraction, motivation and retention of exceptional talent.

•	Accountability for Our Performance. The Committee also believes that our executive compensation program should be tied, in part, to our operational, financial and strategic performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined operational, financial and strategic goals.

•	Accountability for Individual Performance. In addition, the Committee believes that our executive compensation program should be tied, in part, to each executive officer’s achievement of his pre-determined individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•	Alignment with Stockholder Interests. Moreover, the Committee believes that our executive compensation program should be tied, in part, to our stock price performance through grants of performance units, restricted stock/RSUs and SARs, to further align our executive officers’ interests with those of our stockholders.

Each of the components of our executive compensation program plays a unique role in meeting our compensation objectives:

Compensation Element	Role in Total Compensation
Base Salary	• Provides a competitive level of fixed compensation based on the individual’s role, experience, qualifications and performance
Annual Bonus

•    Aligns Named Officers with our annual operational, financial and strategic performance

•     Recognizes individual contributions to our annual performance

•     Communicates the Board’s evaluation of our annual performance

Long-Term Incentives – Restricted Stock/RSUs, SARs and Performance Units

•     Aligns Named Officers with sustained long-term value creation

•     Creates a meaningful and sustained ownership stake in EOG

•     Fosters retention through forfeitable awards

•     Requires industry-competitive stock performance to achieve or surpass targeted compensation levels

Post-Termination Compensation and Benefits	• Provides a competitive level of income protection
Benefits – Retirement, Health and Welfare	• Provides financial security for various life events (e.g., disability or death) • Matches benefits generally provided to other EOG employees

The following charts illustrate the primary elements of compensation for our CEO and our other Named Officers. The Committee has determined that the lower weighting of salary within our CEO’s compensation is acceptable to align with market practices and to establish a greater level of pay at risk for our CEO. The largest portion of Named Officers compensation is in long-term equity compensation, consistent with our belief that our executive compensation program should be heavily influenced by our stock price performance to further align the interests of our Named Officers with those of our stockholders.

TOTAL TARGET COMPENSATION – CEO	TOTAL TARGET COMPENSATION – OTHER NAMED OFFICERS

Compensation Process

During each year, the Committee periodically reviews our executive compensation program and determines whether each component continues to promote our compensation objectives.

The Committee’s Decision-Making Process

The Committee oversees a rigorous process to set performance goals, evaluate progress toward such goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.

At its first quarter meeting each year, the Committee approves our operational, financial and strategic goals for that year based on recommendations and input from management. These approved company performance goals become the individual performance goals for our CEO. As discussed further below, our CEO establishes the individual performance goals for each of our other executive officers.

At the Committee’s subsequent meetings during the year, our CEO provides the Committee a detailed progress update on the performance goals approved in the first quarter. The Committee also receives and reviews updates on governance trends, regulatory changes and industry compensation matters at its meetings.

At its third quarter meeting each year, the Committee considers certain compensation actions for our Named Officers, including salary adjustments and annual long-term incentive awards. The Committee reviews industry compensation data and relevant external trends, along with an assessment of our progress toward our operational, financial and strategic goals for that year and each Named Officer’s contributions toward our achievement of such goals, to determine the appropriate compensation actions.

At its meeting in the following first quarter, the Committee considers a range of information to determine whether the payment of annual bonuses to our CEO and other Named Officers would be appropriate, including:

•	Audited financial information to evaluate and certify the actual performance achieved as compared to the company’s performance goals and the financial performance requirement stated in our Executive Officer Annual Bonus Plan.

•	Company performance relative to the company’s operational and strategic goals established in the first quarter of the prior year.

•	Individual officer performance relative to the individual performance goals established in the first quarter of the prior year.

•	The prior year’s economic environment, commodity price fluctuations and other unforeseen influences (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

Role of Chief Executive Officer and Other Officers

The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our CEO. Our CEO meets with each executive officer at the beginning of the year to identify and discuss individual performance goals related to the executive officer’s expected contribution to the achievement of our performance goals for the upcoming year. Our CEO provides performance feedback to each executive officer throughout the year. Our CEO and his officer team also provide information to the Committee regarding the performance of the company for the Committee’s determination of annual bonuses. The Committee makes the final determination of Named Officer compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

Role of Independent Consultant

For 2017, the Committee continued its engagement of Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Committee, and the Committee determines the scope of Meridian’s engagement, which includes:

•	Attending and participating in meetings of the Committee.

•	Providing input into compensation program design discussions and individual compensation actions, as needed.

•	Providing benchmarking (e.g., peer company) data on executive compensation for the Committee to use in its decision-making process.

•	Reviewing and providing feedback on our SEC filings relating to executive compensation, including our Compensation Discussion and Analysis disclosures.

•	Keeping the Committee apprised of trends and other developments affecting executive compensation.

Meridian meets periodically with members of EOG management in carrying out these duties. The Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interest associated with Meridian’s engagement.

Compensation Assessment Tools

In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our CEO and our other Named Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.

The Committee selects peer companies with similar market capitalizations and similar lines of business to EOG (i.e., independent exploration and production companies). The peer group changes from time to time as a result of fluctuations in company size, changes in the business lines of our peers, acquisitions, developments in the oil and gas industry and other factors.

The peer group used by the Committee in making 2017 compensation decisions consisted of the following independent exploration and production companies:

•	Anadarko Petroleum Corporation

•	Apache Corporation

•	ConocoPhillips

•	Devon Energy Corporation

•	Hess Corporation

•	Marathon Oil Corporation

•	Noble Energy, Inc.

•	Pioneer Natural Resources Company

In September 2017, Meridian provided the Committee with a Top Officer Benchmarking Study based on Meridian’s 2017 North America Oil and Gas Exploration & Production (E&P) Compensation Survey. The report provided information on the amounts, opportunities and forms of compensation used across our peer group. The Committee also reviewed data from a broader group of oil and gas exploration and production companies that included integrated oil and gas companies and other industry companies of varying sizes to validate the peer group data.

Executive Compensation Program for 2017

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Officers.

Base Salary

The following table presents the base salaries and salary adjustments for each of our Named Officers in 2017. The Committee evaluated base salaries in September 2017 and approved increases for the first time since 2014.

2017 Base Salaries and Salary Adjustments

Name	Base Salary as of 12-31-16 ($)	Base Salary as of 12-31-17 ($)	Rationale
William R. Thomas	$925,000	$1,000,000	Mr. W. Thomas’ salary was increased 8.1% in September 2017 to bring it closer to the 50th percentile of our peer group.
Gary L. Thomas	$835,000	$900,000	Mr. G. Thomas’ salary was increased 7.8% in September 2017 to reflect his significant contributions to our performance.
Lloyd W. Helms, Jr.	$470,000	$615,000	Mr. Helms’ salary was increased (i) 9.6% in September 2017 to reflect his increased contributions and (ii) 19.4% in December 2017 to reflect his promotion to Chief Operating Officer.
Timothy K. Driggers	$480,000	$580,000	Mr. Driggers’ salary was increased 20.8% in September 2017 to bring it closer to the 50th percentile of our peer group.
Michael P. Donaldson	$475,000	$560,000	Mr. Donaldson’s salary was increased 17.9% in September 2017 to bring it closer to the 50th percentile of our peer group.

Annual Bonus

Our CEO and other Named Officers are eligible to receive annual bonuses under our Executive Officer Annual Bonus Plan. The Committee believes that a subjective determination of bonus funding based on a retrospective evaluation of performance against specified goals yields the most appropriate bonus outcome. The Committee also believes that setting specific performance goals in advance helps establish important benchmarks and communicates EOG’s top priorities to its Named Officers and employees. In addition to, or instead of, the categories of performance goals listed below, the Committee in the future may establish performance goals based on other financial measures as well as operational and strategic goals relevant to our annual operating plan.

In a commodity business like ours, certain performance goals can lose their relevance with material fluctuations in commodity prices. In addition, strict adherence to established performance goals may also prevent us from modifying our business strategy during the year as appropriate. Accordingly, the Committee has the discretion to revise or modify the performance goals during the year to address material fluctuations in commodity prices, changes to our operating plan or business strategy and other factors.

The Committee established the following goals and weightings to evaluate our 2017 performance. The resulting assessment of performance against each goal is also provided below.

	Performance Goal	Weighting	Assessment	Result
Achieve a 30% direct after-tax rate of return* and 20% all-in after-tax rate of return*, in each case on total capital expenditures*		30%	Significantly exceeded a 30% direct after-tax rate of return* and 20% all-in after-tax rate of return*, in each case on $4.3 billion of total capital expenditures*	Significantly exceeded

Achieve the following production and unit cost targets:		15%		Exceeded total production target; Achieved most unit cost targets
•	342.2 MBbld crude oil and condensate production		Achieved 336.7 MBbld crude oil and condensate production

•	77.5 MBbld natural gas liquids production		Achieved 88.4 MBbld natural gas liquids production

•	597.4 MBoed total production		Achieved 608.9 MBoed total production

•	$15.76/Boe DD&A		Actual DD&A – $15.34/Boe

•	$8.02/Boe LOE & Transportation Expense		Actual LOE & Transportation Expense – $8.03/Boe

•	$1.76/Boe G&A Expenses*		Actual G&A Expenses* – $1.87/Boe

•	$1.28/Boe Interest Expense		Actual Interest Expense – $1.23/Boe

Achieve top-half status in peer group in absolute stock price performance and forward-year cash flow multiple		10%	Finished second in peer group in absolute stock price performance and second in peer group in forward-year cash flow multiple	Exceeded

Balance discretionary cash flow to CAPEX plus dividend and reduce net debt-to-total capitalization ratio* below 28%		5%	Balanced discretionary cash flow to CAPEX plus dividend and reduced net debt-to-total capitalization ratio* from 28% at year-end 2016 to 25% at year-end 2017	Achieved

Strategic and other operational goals, such as:		40%		Substantially achieved
•	Achieve positive ROCE* based on non-GAAP earnings*;		Achieved positive non-GAAP earnings* of $648 million and ROCE* of 4.2%
•	Increase “premium” drilling inventory by 30%;		Added approximately 2,000 net premium drilling locations (an approximate 33% increase) and significant new premium net resource potential
•	Reduce finding costs;		Reduced finding costs significantly from 2016 levels
•	Prove one new “premium” exploration play; and		Proved two new “premium” exploration plays, the First Bone Spring in the Delaware Basin and the Woodford Oil Window in the Anadarko Basin, adding approximately 800 net premium drilling locations and significant new resource potential
•	Other strategic goals.		Closed $227 million in property sales
Successfully executed a joint venture agreement in the Western Anadarko Basin Marmaton Sand Play
Signed a new, multi-year contract with the National Gas Company of Trinidad and Tobago Limited and its subsidiary (“NGC”), under which EOG will supply future natural gas volumes to NGC beginning in 2019

*	See Annex A

Consistent with its determination of bonuses in prior years, the Committee applied the results above to the individual Named Officer bonus targets that were established for 2017, which were unchanged from prior years, to appropriately reflect each Named Officer’s contribution to the company’s achievement of its 2017 performance goals. Based on the results of the Committee’s assessment set forth above, the Committee awarded a bonus, paid entirely in cash, to each of the Named Officers for 2017 performance as follows:

2017 Annual Bonuses

Name	Salary as of 12-31-17	Bonus Target (as a % of Salary)		Performance Factor	Actual Bonus Paid ($)
William R. Thomas	$1,000,000	125%		125%	$1,562,500
Gary L. Thomas	$900,000	100%		125%	$1,125,000
Lloyd W. Helms, Jr.	$615,000	90	%(a)	125%	$690,000
Timothy K. Driggers	$580,000	80%		125%	$580,000
Michael P. Donaldson	$560,000	80%		125%	$560,000

(a)	Upon Mr. Helms’ promotion to Chief Operating Officer, his bonus target was increased to 100% of salary effective beginning with compensation paid in respect of fiscal year 2018.

Long-Term Incentives

The long-term incentive component of our executive compensation program comprises a substantial majority of our Named Officers compensation, tying a significant portion of Named Officers’ compensation to our stock price performance, both on an absolute and relative basis. In 2017, our Named Officers’ long-term incentives consisted of three vehicles:

•	Restricted Stock/RSUs

•	SARs

•	Performance Units

The table below summarizes the key features of each vehicle.

Vehicle	Purpose	Key Terms
Restricted Stock/ RSUs

•  Align the interests of our Named Officers with those of our stockholders

•  Enhance the retention of our Named Officers

•  Emphasize our long-term strategy

•  May be issued in special situations to recognize achievements (for example, the discovery of significant oil and gas reserves)

•  “Cliff” vest three years from grant date

•  Dividends are credited to the holder and are paid at the expiration of the vesting period or forfeited if the restricted stock/RSUs are forfeited

•  RSUs are granted instead of restricted stock if the Named Officer is 62 years old or older or will reach age 62 prior to the grant’s vesting date, in order to avoid adverse tax consequences to the Named Officer under the Code

Vehicle	Purpose	Key Terms
SARs	• Reward our Named Officers for increases in stockholder value • Align the interests of our Named Officers with those of our stockholders

•  Seven-year exercise period

•  SARs are settled in shares of our Common Stock based on the appreciation in value of the SAR based on the excess of the fair market value of our Common Stock on the date of exercise over the exercise price, net of applicable taxes

•  Vest over three years in increments of 33% on the one-year and two-year anniversaries of the grant date and 34% on the three-year anniversary of the grant date

Performance Units

•  Reward our Named Officers based on EOG’s stock performance versus specified peer companies and our absolute stock price performance

•  Align the interests of our Named Officers with those of our stockholders

•  Emphasize our long-term strategy

•  Our total stockholder return is measured relative to the total stockholder return of our peer companies (as specified in the governing grant agreements) over the three full calendar years following the grant date

•  Awards denominated and paid (upon vesting) in shares of our Common Stock creating a further tie to stock price during the vesting period

•  Stockholder return calculated using December average closing stock prices at beginning and end of performance period

•  0-200% of award may be earned based on EOG’s total stockholder return ranking relative to such companies with 100% of the award earned if EOG ranks at the median of the group. Performance multiple scale provided below

•  “Cliff” vest the February 28th immediately following the completion of the three-year performance period and the certification of the applicable performance multiple by the Committee

•  Dividends are subject to the applicable performance multiple and are credited to the holder and are paid at the expiration of the vesting period or forfeited if the performance units are forfeited

The long-term incentive awards granted to each Named Officer are generally determined at the Committee’s third quarter meeting each year (with grant dates established within one week of the date of Committee approval to allow time to administer the grants), based on the following factors:

•	Compensation data from our peer group for executives in similar positions.

•	An evaluation of our progress to-date towards achieving our pre-determined company performance goals.

•	Individual Named Officer contributions toward achievement of our performance goals.

•	The current amount of equity in place from previous years’ grants for each Named Officer, for retention and incentive purposes.

Based on the factors described above, the Committee, in September 2017, granted to each of the Named Officers the long-term incentive awards set forth in the following table. After granting at reduced award levels in 2015 and 2016, the Committee approved award levels in September 2017 that averaged approximately 3% higher than the 2014 award levels.

Name	Approved Grant Value	Restricted Stock/RSU Value	Number of Shares of Restricted Stock/ RSUs(a)	SAR Value	Number of Securities Underlying SARs(b)	Performance Unit Value	Number of Performance Units(a)
William R. Thomas	$8,250,000	$2,749,946	28,559	$2,749,924	69,969	$2,749,946	28,559
Gary L. Thomas	$6,500,000	$2,166,621	22,501	$2,166,604	55,127	$2,166,621	22,501
Lloyd W. Helms, Jr.	$1,645,000	$548,275	5,694	$548,263	13,950	$548,275	5,694
Timothy K. Driggers	$2,500,000	$833,294	8,654	$833,282	21,202	$833,294	8,654
Michael P. Donaldson	$2,250,000	$749,907	7,788	$749,883	19,080	$749,907	7,788

(a)	The number of shares of restricted stock/RSUs and performance units was based on the closing price of our Common Stock on the NYSE on September 25, 2017 of $96.29 per share. As noted in footnote (f) to the “Grants of Plan-Based Awards Table for 2017” below, the grant value per performance unit used for accounting purposes, estimated using the Monte Carlo simulation, was $113.81 per unit.

(b)	The number of SARs was based on a grant price of $96.29 and a restricted stock/RSU-to-SAR ratio of 2.45-to-1 (consistent with Section 4.2(c)(ii) of the 2008 Stock Plan). As noted in footnote (f) to the “Grants of Plan-Based Awards Table for 2017” below, the grant value per SAR used for accounting purposes, based on the Hull-White II binomial option pricing model, was $23.92 per share.

In order to further align the interests of our Named Officers with our stockholders, the performance units are subject to the performance multiple specified below based on our total stockholder return relative to the total stockholder return of our peer companies (as specified in the governing grant agreements) over the first three full calendar years following the grant date, according to the following scale:

EOG Rank	Performance Multiple
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	25%
9	0%

In addition, to be more competitive with our peer companies, the Committee, in September 2017, revised the vesting schedule for restricted stock/RSUs from five-year “cliff” vesting to three-year “cliff” vesting; for SARs from four-year pro-rata vesting to three-year pro-rata vesting; and for performance units from five-year “cliff” vesting to “cliff” vesting approximately 41 months after the grant date, specifically, on the February 28th immediately following the Committee’s certification of the applicable performance multiple.

Promotional Award for Mr. Helms

Upon his promotion to Chief Operating Officer in December 2017, the Committee approved an additional award of 8,000 RSUs to Mr. Helms with EOG’s standard terms to reflect the value of his new role.

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. Each Named Officer has a change of control agreement that provides benefits in the event of a change of control of EOG and subsequent qualified termination of their employment. The Committee believes that these change of control benefits, which are a significant component of our executive compensation program, are an appropriate retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG or (2) voluntarily terminate their employment with EOG after a change of control of EOG under circumstances that constitute “good reason” (as defined in the change of control agreements).

Other Compensation and Benefits

Savings and Retirement Plan. For fiscal year 2017, we maintained our Savings and Retirement Plan, a defined contribution plan that qualified under Section 401(a) of the Code, under which we matched 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. Under this plan, we also contribute an additional 3% to 9% (depending on the employee’s age and years of EOG service) of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. In 2017, the contribution percentage for each of the Named Officers was 9%. We have no supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” below.

Deferral Plan. To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date.

The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings.

We may make contributions to the Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our Savings and Retirement Plan due to either applicable statutory and/or plan earnings limits or because the Named Officer elects to defer annual base salary and/or annual cash bonus into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the Named Officer’s retirement accounts as if there were no statutory or other limitations.

Perquisite Allowances. In 2017, Messrs. W. Thomas and G. Thomas each received a perquisite allowance equal to 3% of his respective annual base salary to be used for certain enumerated items. Messrs. Helms, Driggers and Donaldson each received an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

Matching Gifts. To encourage charitable giving, we will match charitable contributions or gifts given by any employee or director, up to $75,000 annually. We also match 100% of any contributions made under our company-wide annual United Way campaign. Named Officers may participate in this program to the same extent as all other employees. In addition, in 2017 we matched 200% of any contribution made to Hurricane Harvey relief efforts.

Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, “ESPP”) to the same extent as all other employees. The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to certain limitations specified in the ESPP.

Medical, Fitness/Wellness, Vacation, Life and Disability Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive officer medical, fitness/wellness, vacation, life or disability plans.

Service Awards. Named Officers participate in our service award program that recognizes years of service provided to EOG to the same extent as all other employees.

Subsidized Parking. We offer subsidized parking to all of our employees in Houston, Texas. Income is imputed for the amount of the parking subsidy that exceeds the maximum allowable as a nontaxable fringe benefit under the Code. The imputed income does not include “gross-ups” to account for income taxes.

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, the Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction by public companies for compensation over $1 million paid individually to covered employees, as defined in the Code. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act (“TCJA”) eliminates the qualified performance-based compensation exception to the $1 million annual deduction limit for tax years beginning on or after January 1, 2018. There is transition relief under the TCJA for performance-based compensation maintained under a written binding contract in effect as of November 2, 2017, subject to further IRS guidance. Tax deductibility is only one factor considered by the Committee in making compensation decisions that are in the best interest of EOG and our stockholders.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity based on the grant date fair value of the award. Our equity awards to the Named Officers (and to our other employees) are structured to maintain the appropriate accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our Deferral Plan, stock plans, change of control agreements, severance plans and agreements and other incentive plans and agreements, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted stock options to which Section 409A may apply.

Code Sections 280G and 4999. The change of control agreements in effect for our executive officers provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999 or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Stock Ownership Guidelines

The Committee believes that it is in the best interests of our stockholders for all of our executive officers and senior management to maintain a significant ownership position in EOG to create substantial alignment between our senior management and our stockholders. Therefore, the Committee has established stock ownership guidelines ranging from 8,000 shares for Vice Presidents to 160,000 shares for our CEO. Each Named Officer currently satisfies these guidelines.

Anti-Hedging Policy Statement and Insider Trading Policy

EOG’s Insider Trading Policy prohibits hedges or short sales of EOG stock by EOG directors and Section 16 officers (including the Named Officers). In addition to our Insider Trading Policy, all transactions involving EOG stock must comply with EOG’s Code of Conduct and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, officers and employees are prohibited from trading in EOG stock when in possession of material, non-public information about EOG.

Our Insider Trading Policy also provides that our directors and Section 16 officers shall not hold EOG securities in a margin account or pledge (with certain limited exceptions) EOG securities as collateral for a loan. The limited exception to this prohibition is in instances where a director or Section 16 officer wishes to pledge his or her EOG securities as collateral for a personal loan (other than a margin loan to purchase EOG securities) and clearly demonstrates the financial ability to repay the loan without resort to the pledged securities. Requests for such an exception must be submitted to our CEO or General Counsel prior to pledging any securities. In the limited circumstance where an exception is granted, EOG’s stock ownership guidelines specifically provide that any pledged stock is not counted in determining compliance with such ownership guidelines. However, none of our Section 16 officers or directors has pledged EOG securities as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, moreover, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Committee has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

Compensation Risk Assessment

The Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on EOG.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information regarding compensation paid or accrued during 2017, 2016 and 2015 to the Named Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	SAR Awards ($)(b)	Non-Equity Incentive Plan Comp ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
William R. Thomas	2017	$945,192		$6,000,246	$1,673,658	$1,562,500		$378,051	$10,559,647
Chairman of the Board and Chief Executive Officer	2016	925,000		7,547,091	1,655,273	0		323,020	10,450,384
	2015	925,000		3,928,461	1,391,686	1,200,000		289,590	7,734,737

Gary L. Thomas	2017	$852,500		$4,727,460	$1,318,638	$1,125,000		$426,623	$8,450,221
President	2016	835,000		6,040,577	1,303,508	0		427,830	8,606,915
	2015	835,000		3,093,605	1,095,937	1,000,000		403,178	6,427,720

Lloyd W. Helms, Jr.	2017	$485,144		$1,995,829	$333,684	$690,000		$209,875	$3,714,532
Chief Operating Officer	2016	470,000		2,264,773	331,013	0		213,019	3,278,805
	2015	470,000		785,632	278,303	465,000		183,142	2,182,077

Timothy K. Driggers	2017	$506,923		$1,818,206	$507,152	$580,000		$205,230	$3,617,511
Executive Vice President and	2016	480,000		2,452,871	496,559	0		169,965	3,599,395
Chief Financial Officer	2015	480,000		1,178,523	417,486	385,000		181,369	2,642,378

Michael P. Donaldson	2017	$497,885		$1,636,259	$456,394	$560,000		$147,770	$3,298,308
Executive Vice President,	2016	475,000		2,427,554	443,777	0		180,834	3,527,165
General Counsel and Corporate Secretary	2015	475,000		1,053,213	373,110	415,000		145,545	2,461,868

(a)	Amounts represent (1) the grant date fair value of restricted stock/RSU awards under the terms of the 2008 Stock Plan based on the closing price of our Common Stock on the NYSE on the grant date; and (2) the grant date fair value of performance units, estimated using the Monte Carlo simulation. For a discussion of the assumptions used, see footnote (f) to the “Grants of Plan-Based Awards Table for 2017” below.

(b)	Amounts represent the grant date fair value of SAR awards under the terms of the 2008 Stock Plan estimated using the Hull-White II binomial option pricing model. For a discussion of the assumptions used, see footnote (f) to the “Grants of Plan-Based Awards Table for 2017” below.

(c)	Amounts represent cash bonuses paid under the Executive Officer Annual Bonus Plan. See “Executive Compensation Program for 2017 — Annual Bonus” above for further discussion regarding 2017 performance.

(d)	As discussed above, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date. Since the Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(e)	All Other Compensation for 2017 consists of:

•	Matching contributions under the Savings and Retirement Plan, our retirement contributions on behalf of each Named Officer to the Savings and Retirement Plan and our Make-Whole Contributions on behalf of each Named Officer to the Deferral Plan, as follows: Mr. W. Thomas, $207,900; Mr. G. Thomas, $277,325; Mr. Helms, $142,325; Mr. Driggers, $131,825; and Mr. Donaldson, $125,800.

•

Perquisites and other personal benefits consisting of (1) cash perquisite allowances for each of the Named Officers; (2) charitable matching contributions made by EOG for each of the Named Officers, including $135,844 for Mr. W. Thomas, $122,200 for Mr. G. Thomas, $30,000 for Mr. Helms and $69,282 for Mr. Driggers; (3) imputed income of $30,289 resulting from foreign tax payments related to an EOG-requested foreign assignment for Mr. Helms and a “gross-up” for payment of U.S. taxes; (4) expenses for spouse travel for Messrs. W. Thomas, Helms and Donaldson (including a “gross-up” for payment of taxes); (5) company contributions into the Named Officer’s health savings account or provided as taxable income to Named Officers age 65 or older due to IRS regulations; (6) parking allowance for each of the Named Officers; and (7) fitness/wellness expense reimbursements for Messrs. Helms and Donaldson.

Grants of Plan-Based Awards Table for 2017

The following table summarizes certain information regarding grants made to each of the Named Officers during 2017 under the 2008 Stock Plan.

	Approval Date (a)	Grant Date (b)	Estimated Possible Payments under Non-Equity Incentive Plan Awards			Estimated Future Payments under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units #	All Other SAR Awards; Number of Securities Underlying SARs (#)(e)	FMV	Exercise or Base Price of SAR Awards ($/Sh)	FMV	Grant Date Fair Value of Stock and SAR Awards($)(f)
Name			Threshold ($)	Target ($)	Maximum ($)(c)	Threshold (#)	Target (#)(d)	Maximum (#)(d)
William R. Thomas	09/18/17	09/25/17							28,559		$96.29			$2,749,946
	09/18/17	09/25/17								69,969		$96.29	$23.92	$1,673,658
	09/18/17	09/25/17				0	28,559	57,118			$113.81			$3,250,300
			$0	$1,250,000	$3,000,000
Gary L. Thomas	09/18/17	09/25/17							22,501		$96.29			$2,166,621
	09/18/17	09/25/17								55,127		$96.29	$23.92	$1,318,638
	09/18/17	09/25/17				0	22,501	45,002			$113.81			$2,560,839
			$0	$900,000	$3,000,000
Lloyd W. Helms, Jr.	09/18/17	09/25/17							5,694		$96.29			$548,275
	09/18/17	09/25/17								13,950		$96.29	$23.92	$333,684
	09/18/17	09/25/17				0	5,694	11,388			$113.81			$648,034
	12/12/17	12/13/17							8,000		$99.94			$799,520
			$0	$535,500	$3,000,000
Timothy K. Driggers	09/18/17	09/25/17							8,654		$96.29			$833,294
	09/18/17	09/25/17								21,202		$96.29	$23.92	$507,152
	09/18/17	09/25/17				0	8,654	17,308			$113.81			$984,912
			$0	$464,000	$3,000,000
Michael P. Donaldson	09/18/17	09/25/17							7,788		$96.29			$749,907
	09/18/17	09/25/17								19,080		$96.29	$23.92	$456,394
	09/18/17	09/25/17				0	7,788	15,576			$113.81			$886,352
			$0	$448,000	$3,000,000

(a), (b)	Grant dates are set within one week of the date the grants are approved by the Committee to allow time for individual managers to allocate approved pools to employees. The Committee determines the grant amount for each Named Officer to be granted on the same future grant date as other employees.

(c)	The maximum individual award under our Executive Officer Annual Bonus Plan is $3,000,000. The award amounts paid to the Named Officers in respect of 2017 performance under the Executive Officer Annual Bonus Plan are set forth in the “Non-Equity Incentive Plan Comp” column of the “Summary Compensation Table” above.

(d)	As set forth in the performance multiple scale on page 23, a performance multiple of 0% to 200% will be applied to the performance units granted based on EOG’s “Total Shareholder Return” (as defined in the grant agreements) over the three-year performance period of the awards relative to the Total Shareholder Return of each of our peer companies (as specified in the governing grant agreements) over the performance period. Performance units “cliff” vest the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

(e)	SARs vest in 33% increments on the one-year and two-year anniversaries of the grant date, and in an increment of 34% on the three-year anniversary of the grant date.

(f)	The grant date fair value for restricted stock/RSUs (which “cliff” vest three years from the grant date) represents the closing price of our Common Stock on the NYSE on the grant date. The grant date fair value for restricted stock/RSUs awarded on September 25, 2017 was $96.29 per share/unit. The grant date fair value for the RSUs awarded on December 13, 2017 was $99.94 per unit. The grant date fair value of the performance units is estimated using the Monte Carlo simulation. We used the following assumptions for the performance units awarded on September 25, 2017: an expected volatility of 32.19% over a 3.27-year period preceding the valuation date and a risk-free interest rate of 1.60%. Based on the Monte Carlo simulation, using the above assumptions, the value of the performance units was $113.81 per unit. The grant date fair value of each SAR grant is estimated using the Hull-White II binomial option pricing model. We used the following assumptions for the SARs awarded on September 25, 2017: a dividend yield of 0.75%, expected volatility of 28.26%, a risk-free interest rate of 1.52% and a weighted-average expected life of 5.07 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted was $23.92 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised.

Material Terms of Plan-Based Awards

The vesting schedule of all restricted stock/RSUs, SARs and performance units awarded to the Named Officers is described in footnotes (d), (e) and (f) to the “Grants of Plan-Based Awards Table for 2017” above. In accordance with the 2008 Stock Plan, unvested restricted stock/RSUs, SARs and performance units shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control” and “Potential Payments Upon Termination of Employment or Change of Control Table” below for a discussion of the termination provisions with respect to grants of restricted stock/RSUs, SARs and performance units made to our Named Officers.

No dividends or other distributions will be delivered on unvested restricted stock/RSUs or performance units, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When the restricted stock/RSUs or performance units vest, we will deliver the accumulated dividends or distributions attributable to such shares or units to the respective Named Officer in cash. The value of dividends and distributions are forfeited under the same circumstances that the restricted stock/RSUs and performance units are forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. At no time during 2017 were any outstanding awards re-priced or otherwise modified. Moreover, there are no market-based conditions applicable to any of the awards described above, except in respect of the grants of performance units described above.

Outstanding Equity Awards at 2017 Fiscal Year-End Table

The following table summarizes certain information regarding unexercised SARs, unvested restricted stock/RSUs and unvested performance units outstanding as of December 31, 2017 for each of the Named Officers.

Name	SAR Awards					Stock Awards
	Number of Securities Underlying Unexercised SARs Exercisable (#)	Number of Securities Underlying Unexercised SARs Unexercisable (#)		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock| that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(a)
William R. Thomas	142,820	—		$41.715	09/21/2018	127,964	(g)	$13,808,595	175,867	(l)	$18,977,808
	71,160	—		$56.210	09/25/2019
	63,844	—		$84.430	09/23/2020
	48,099	16,034	(c)	$101.870	09/29/2021
	32,066	32,067	(d)	$69.430	09/28/2022
	16,033	48,100	(e)	$95.050	09/29/2023
	—	69,969	(f)	$96.290	09/25/2024
Gary L. Thomas	142,820	—		$41.715	09/21/2018	103,064	(h)	$11,121,636	144,026	(m)	$15,541,846
	71,160	—		$56.210	09/25/2019
	56,104	—		$84.430	09/23/2020
	37,878	12,626	(c)	$101.870	09/29/2021
	25,252	25,252	(d)	$69.430	09/28/2022
	12,626	37,878	(e)	$95.050	09/29/2023
	—	55,127	(f)	$96.290	09/25/2024
Lloyd W. Helms, Jr.	18,000	—		$56.210	09/25/2019	38,567	(i)	$4,161,765	40,133	(n)	$4,330,752
	11,604	—		$84.430	09/23/2020
	9,618	3,207	(c)	$101.870	09/29/2021
	6,412	6,413	(d)	$69.430	09/28/2022
	3,206	9,619	(e)	$95.050	09/29/2023
	—	13,950	(f)	$96.290	09/25/2024
Timothy K. Driggers	29,650	—		$56.210	09/25/2019	40,899	(j)	$4,413,411	56,065	(o)	$6,049,974
	21,278	—		$84.430	09/23/2020
	14,429	4,810	(c)	$101.870	09/29/2021
	9,619	9,620	(d)	$69.430	09/28/2022
	4,809	14,430	(e)	$95.050	09/29/2023
	—	21,202	(f)	$96.290	09/25/2024
Michael P. Donaldson	17,412	—		$84.430	09/23/2020	35,948	(k)	$3,879,149	50,692	(p)	$5,470,174
	12,895	4,299	(c)	$101.870	09/29/2021
	—	8,597	(d)	$69.430	09/28/2022
	4,298	12,896	(e)	$95.050	09/29/2023
	—	19,080	(f)	$96.290	09/25/2024

(a)	The value of unvested restricted stock/RSUs and unvested performance units is based on the closing price of our Common Stock on the NYSE of $107.91 per share on December 29, 2017.

(b)

Unit amounts shown for each Named Officer (1) represent the aggregate number of performance units granted on September 23, 2013 plus the performance units credited effective February 14, 2017 (which will “cliff” vest on September 23, 2018), (2) represent the aggregate number of performance units granted on September 29, 2014, September 28, 2015, September 29, 2016, December 13, 2016 and September 25, 2017 and (3) for each of the grants referenced in clause (2), assume (solely for purposes of this table) that we achieve a median “Total Shareholder Return” (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the Total Shareholder Return of each of our peer companies (as specified in the governing grant agreements) over the performance period. As set forth in the performance multiple scale on page 23, if our Total Shareholder Return over the performance period is below or above the median of such group of peer companies, a performance multiple of 0% to 200% will be applied to the performance units granted. See “Executive Compensation Program for 2017 — Long-Term Incentives” above and the “Grants of Plan-Based Awards Table for 2017” above for additional discussion. Subsequent to December 31, 2017 and effective February 12, 2018, the Committee certified a performance multiple of 200% as being applicable to the performance units granted on September 29, 2014 (which will “cliff” vest on September 29, 2019), based on (1) our Total Shareholder Return over the applicable three-year performance period relative to the Total Shareholder Return of each of the applicable peer companies and (2) our “TSR Rank” (as defined in the grant agreements) of “1”. Accordingly, additional performance units have been credited (effective February 12, 2018) to the Named Officers as follows: Mr. W. Thomas: 26,177 units; Mr. G. Thomas: 20,614 units; Mr. Helms: 5,235 units; Mr. Driggers: 7,853 units and Mr. Donaldson: 7,018 units.

(c)	The unexercisable SARs vest 100% on September 29, 2018.

(d)	The unexercisable SARs vest 50% on September 28, 2018 and 50% on September 28, 2019.

(e)	The unexercisable SARs vest in one-third increments on September 29, 2018, September 29, 2019 and September 29, 2020.

(f)	The unexercisable SARs vest in increments of 33% on September 25, 2018 and September 25, 2019 and an increment of 34% on September 25, 2020.

(g)	Assuming continued employment, the unvested RSUs will vest as follows: 25,042 on September 23, 2018; 25,159 on September 29, 2019; 25,158 on September 28, 2020; 25,158 on September 29, 2021 and 27,447 on September 25, 2020.

(h)	Assuming continued employment, the unvested RSUs will vest as follows: 22,006 on September 23, 2018; 19,811 on September 29, 2019; 19,811 on September 28, 2020; 19,811 on September 29, 2021 and 21,625 on September 25, 2020.

(i)	Assuming continued employment, the unvested restricted stock/RSUs will vest as follows: 4,430 on March 11, 2018; 4,738 on September 23, 2018; 5,235 on September 29, 2019; 5,235 on September 28, 2020; 5,235 on September 29, 2021; 5,694 on September 25, 2020 and 8,000 on December 13, 2020. Of the unvested shares/units, 4,430 were granted in connection with annual bonuses.

(j)	Assuming continued employment, the unvested restricted stock will vest as follows: 8,686 on September 23, 2018; 7,853 on September 29, 2019; 7,853 on September 28, 2020; 7,853 on September 29, 2021 and 8,654 on September 25, 2020.

(k)	Assuming continued employment, the unvested restricted stock will vest as follows: 7,106 on September 23, 2018; 7,018 on September 29, 2019; 7,018 on September 28, 2020; 7,018 on September 29, 2021 and 7,788 on September 25, 2020.

(l)	Assuming continued employment, the unvested performance units will vest as follows: 52,112 on September 23, 2018; 26,177 on September 29, 2019 (see footnote (b) above for additional performance units credited subsequent to December 31, 2017); 16,665 once the three-year performance period (January 2017 – December 2019) is completed and the applicable performance multiple is certified by the Committee (February 2020); 26,177 on September 28, 2020; 26,177 on September 29, 2021 and 28,559 the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

(m)	Assuming continued employment, the unvested performance units will vest as follows: 45,796 on September 23, 2018; 20,614 on September 29, 2019 (see footnote (b) above for additional performance units credited subsequent to December 31, 2017); 13,887 once the three-year performance period (January 2017 – December 2019) is completed and the applicable performance multiple is certified by the Committee (February 2020); 20,614 on September 28, 2020; 20,614 on September 29, 2021 and 22,501 the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

(n)	Assuming continued employment, the unvested performance units will vest as follows: 9,476 on September 23, 2018; 5,235 on September 29, 2019 (see footnote (b) above for additional performance units credited subsequent to December 31, 2017); 9,258 once the three-year performance period (January 2017 – December 2019) is completed and the applicable performance multiple is certified by the Committee (February 2020); 5,235 on September 28, 2020; 5,235 on September 29, 2021 and 5,694 the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

(o)	Assuming continued employment, the unvested performance units will vest as follows: 17,372 on September 23, 2018; 7,853 on September 29, 2019 (see footnote (b) above for additional performance units credited subsequent to December 31, 2017); 6,480 once the three-year performance period (January 2017 – December 2019) is completed and the applicable performance multiple is certified by the Committee (February 2020); 7,853 on September 28, 2020; 7,853 on September 29, 2021 and 8,654 the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

(p)	Assuming continued employment, the unvested performance units will vest as follows: 14,212 on September 23, 2018; 7,018 on September 29, 2019 (see footnote (b) above for additional performance units credited subsequent to December 31, 2017); 7,638 once the three-year performance period (January 2017 – December 2019) is completed and the applicable performance multiple is certified by the Committee (February 2020); 7,018 on September 28, 2020; 7,018 on September 29, 2021 and 7,788 the February 28th immediately following the completion of the three-year performance period (January 2018 – December 2020) and the certification of the applicable performance multiple by the Committee.

Stock Option/SAR Exercises and Restricted Stock/RSU and Performance Unit Vestings Table for 2017

The following table summarizes certain information regarding exercises of stock options/SARs and vestings of restricted stock/RSUs and performance units during 2017 for each of the Named Officers.

	Stock Options/SAR Awards		Restricted Stock/RSU Awards				Performance Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William R. Thomas	20,000	$847,100	37,062	(a)	$3,603,698	(a)	56,928	$5,481,597
Gary L. Thomas	150,150	$5,816,060	37,448	(a)	$3,640,900	(a)	56,928	$5,481,597
Lloyd W. Helms, Jr.	20,000	$1,197,740	18,526		$1,825,829		—	—
Timothy K. Driggers	25,290	$1,611,099	15,380		$1,494,246		23,720	$2,283,999
Michael P. Donaldson	8,597	$319,980	15,268		$1,446,036		13,520	$1,301,841

(a)	Includes 1,112 units and 876 units for Messrs. W. Thomas and G. Thomas, respectively, with an aggregate value (as of the vesting date) of $109,588 and $86,330, respectively, which were withheld by EOG in connection with the accelerated vesting in December 2017 of certain previously awarded RSU grants. Pursuant to the 2008 Stock Plan, the value of all then-outstanding unvested RSUs must be reported as income for Federal Insurance Contributions Act (“FICA”) purposes in the year in which an employee becomes retirement-eligible (i.e., age 62 with at least 5 years of service with EOG). Once retirement-eligible, RSUs granted in a given year must be reported as income in the year of grant for FICA purposes, which was applicable to Messrs. W. Thomas and G. Thomas in 2017. Therefore, such units were withheld to satisfy the 2017 FICA and related federal tax withholding obligations of Messrs. W. Thomas and G. Thomas.

Pension Benefits

We currently have no defined benefit pension plans covering any of the Named Officers.

Nonqualified Deferred Compensation Table for 2017

The following table provides certain information regarding the deferral of compensation by our Named Officers under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in 2017 ($)(a)	Registrant Contributions in 2017 ($)(b)	Aggregate Earnings/ (Loss) in 2017 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2017 Year End ($)(d)
William R. Thomas	$0	$163,466	$95,529		$2,341,087
Gary L. Thomas	$46,050	$231,260	$726,081		$6,489,911
Lloyd W. Helms, Jr.	$51,940	$99,432	$176,823		$1,335,827
Timothy K. Driggers	$39,000	$89,179	$202,297		$1,734,771
Michael P. Donaldson	$3,425	$83,295	$29,485		$470,611

(a)	These amounts are reported in the “Salary” column (for 2017) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. W. Thomas, $0; Mr. G. Thomas, $46,050; Mr. Helms, $0; Mr. Driggers, $0 and Mr. Donaldson, $3,425.

(b)	These amounts are reported in the “All Other Compensation” column (for 2017) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. W. Thomas, $0; Mr. G. Thomas, $231,260; Mr. Helms, $0; Mr. Driggers, $0 and Mr. Donaldson, $83,295.

(c)	Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2017) of the “Summary Compensation Table” above.

(d)	The amount of the aggregate balance as of December 31, 2017 that has been contributed by each of the Named Officers and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2017) for each of the Named Officers is: Mr. W. Thomas, $0; Mr. G. Thomas, $1,395,182; Mr. Helms, $240,364; Mr. Driggers, $287,200 and Mr. Donaldson, $91,450. The amount of the aggregate balance as of December 31, 2017 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2017) for each of the Named Officers is: Mr. W. Thomas, $747,522; Mr. G. Thomas, $1,989,069; Mr. Helms, $340,033; Mr. Driggers, $554,266 and Mr. Donaldson, $215,576. The amount of the aggregate balance as of December 31, 2017 invested in a phantom stock account for each of the Named Officers is: Mr. W. Thomas, $0; Mr. G. Thomas, $4,036,631 (37,407 shares); Mr. Helms, $170,312 (1,578 shares); Mr. Driggers, $0 and Mr. Donaldson, $470,611 (4,361 shares).

Under our Deferral Plan, each Named Officer can elect to defer up to 50% of his annual base salary, up to 100% of his annual cash bonus and/or Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in a lump sum in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•	through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•	through a hardship distribution, in which the administrative committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

Employment Agreements

EOG does not have employment agreements with any of its Named Officers. All Named Officers serve at the discretion of the Board and receive compensation as determined from time to time by the Committee under our broad-based plans and programs as described under “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination of Employment or Change of Control

If the employment of any of our Named Officers terminates, other than as a result of a change of control of EOG, the EOG Resources, Inc. Severance Pay Plan (“Severance Pay Plan”), which covers all full-time EOG employees, would govern any payments to be received.

Each of our Named Officers has entered into a change of control agreement with us. If a change of control of EOG occurs and a Named Officer is terminated, the terms of the Named Officer’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, would govern any payments to be received.

In accordance with our 2008 Stock Plan, upon termination of employment, unvested restricted stock/RSUs and unvested performance units shall either vest or be forfeited, and unvested SARs shall either vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement and as further described below.

Payments Made Upon Termination Under Our Severance Pay Plan

The following describes payments to be received under our Severance Pay Plan in the event of termination of employment for the specified reason.

Involuntary Termination. Eligible employees who are terminated by EOG as a result of business circumstances or reorganization will receive up to the sum of one week of base salary for each year of EOG service (or portion thereof), and one week of base salary for each $10,000 (or portion thereof) of base salary, up to a maximum severance benefit of 26 weeks of base salary. Eligible employees who are terminated by EOG for failure to meet performance objectives or standards will receive up to one week of base salary for each year of EOG service (or portion thereof), up to a maximum severance benefit of six weeks of base salary. In both circumstances, the amount of severance will be doubled if the employee signs a waiver and release of claims. The total amount of severance paid may not exceed 52 weeks of base salary. Severance will be paid in a lump sum.

Cause. Employees terminated for cause are not eligible for severance pay.

Voluntary Termination; Disability or Death. Severance benefits are not payable in the event of voluntary termination or in the event of disability or death.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each Named Officer is entitled to the following benefits.

Change of Control Agreements. Each Named Officer has entered into a change of control agreement with us. Under each change of control agreement, “change of control” is defined as:

•	the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or any of our affiliates, (4) any acquisition by any corporation that complies with sub-clauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);

•	individuals who constituted the Board as of May 3, 2005 (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);

•	consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of the common stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination, (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of the common stock or the combined voting power of the then-outstanding Voting Securities of the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) in which at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under each change of control agreement, if, within two years after a change of control of EOG, a Named Officer’s employment is terminated by us for any reason (other than for cause or by reason of death, disability or retirement) or by the Named Officer under circumstances defined in the agreement as “good reason,” then, the Named Officer will receive:

•	a severance benefit of 2.99 times his annual base salary plus two times his target annual bonus, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date;

•

retirement contributions and matching contributions under our Savings and Retirement Plan that would have been made if the Named Officer had continued to be employed for three years following the date of termination and, in the case of the Savings and Retirement Plan matching amounts, assuming that the Named Officer had continued to contribute to the Savings and Retirement Plan during such three-year period at his then-current contribution level;

•	the Named Officer’s base salary and compensation for earned but unused vacation accrued through the termination date but not previously paid to the Named Officer;

•	up to three years of uninterrupted participation in our medical and dental plans from time to time then in effect, with such participation ending upon the Named Officer’s eligibility for participation in a major medical and dental plan of another employer;

•	up to three years of subsidy in our retiree medical coverage; and

•	outplacement services, not to exceed $50,000.

If a Named Officer’s employment is terminated within two years of a change of control of EOG for cause, as a result of death, disability or retirement or by the Named Officer for other than “good reason” (as defined in the change of control agreement), the Named Officer will be entitled only to base salary and any other compensation and benefits earned and payable through the termination date.

Retention Bonus Plan. In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Treatment of Stock Grants Under Our 2008 Stock Plan Upon Termination of Employment or Change of Control

Normal Retirement At or After Age 62. In the event a Named Officer retires at or after age 62 with five years of EOG service, he would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s retirement at or after age 62 with five years of EOG service,

•	all restrictions on RSUs will lapse and the related shares will generally be released six months after the date of retirement;

•	all unvested SARs will become vested and fully exercisable on the date of retirement; and

•	all restrictions on unvested performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee (as further described above); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the date of retirement (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event a Named Officer chooses to retire at or after age 55 but prior to age 62 with five years of EOG service and the retirement is designated in writing by EOG management as a “Company-approved Retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62”.

In the event a Named Officer is eligible for early retirement, but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved Retirement prior to age 62”. In order to be designated a “Company-approved Retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us.

In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s “Company-approved Retirement prior to age 62,”

•	for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released;

•	for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released; and

•	all unvested SARs will vest and be fully exercisable;

in each case, six months following the effective date of such retirement provided that all provisions of the employee’s related non-competition agreement are satisfied.

With respect to unvested performance units held by a Named Officer whose termination is treated as a “Company-approved Retirement prior to age 62,” in accordance with the terms of the 2008 Stock Plan and related grant agreements, (i) the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; (ii) for performance unit grants on or before September 24, 2017 (other than the performance units awarded on December 13, 2016), for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period, in each case, provided that all provisions of the employee’s related non-competition agreement are satisfied; and (iii) for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period, in each case, provided that all provisions of the employee’s related non-competition agreement are satisfied.

Involuntary Termination (Not For Cause or Performance Reasons) Prior to Eligibility for Early Retirement. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon involuntary termination for other than cause or failure to meet performance objectives or standards and the Named Officer is not yet eligible for early retirement, for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released, for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released, and all unvested SARs shall be forfeited (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code).

With respect to unvested performance units, (i) the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; (ii) for performance unit grants on or before September 24, 2017 (other than performance units awarded on December 13, 2016), for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination

(to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period; and (iii) for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period.

Voluntary Termination, Involuntary Termination for Performance Reasons or Termination for Cause. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon voluntary termination, involuntary termination for failure to meet performance objectives or standards or termination for cause, all unvested restricted stock/RSUs, SARs and performance units (including any additional performance units which may have been awarded or credited upon the completion of the three-year performance period based on the applicable performance multiple) shall be forfeited and canceled.

Disability or Death. In accordance with our 2008 Stock Plan and related grant agreements, upon disability or death, all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released, and all unvested SARs will vest and be fully exercisable (provided that, in the event of disability, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code).

With respect to unvested performance units, in the event of termination of the Named Officer’s employment due to death, all restrictions on the performance units will lapse; the applicable performance multiple will be (i) 100% (if the date of death is prior to the completion of the three-year performance period) or (ii) the performance multiple for the performance period as certified by the Committee (if the date of death is subsequent to the completion of the performance period); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released to the Named Officer’s beneficiary as soon as administratively practicable following the date of death.

In the event of termination of the Named Officer’s employment due to disability, all restrictions on the performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period as certified by the Committee; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period.

Change of Control. In accordance with our 2008 Stock Plan, the restrictions placed on unvested restricted stock/RSUs granted under the 2008 Stock Plan shall lapse and the related shares will be released, and unvested SARs granted under the 2008 Stock shall vest and become fully exercisable, upon the effective date of a change of control of EOG.

With respect to unvested performance units, all restrictions on the performance units will lapse as of the effective date of the change of control of EOG; the applicable performance multiple will be (i) based on the respective total stockholder return of EOG and each of our peer companies over the three-year performance period (using, for purposes of such calculations, the 30-calendar day period immediately preceding the effective date of the change of control as the ending month of the performance period) as certified by the Committee, if the effective date of the change of control is prior to the completion of the three-year performance period, or (ii) the performance multiple for the performance period as certified by the Committee if the effective date of the change of control is subsequent to the completion of the performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the effective date of the change of control.

If the event constituting the change of control does not qualify as a change in effective ownership or control of EOG for purposes of Section 409A, then any distribution or payment subject to Section 409A shall be delayed until the earliest time that such distribution or payment would be permissible under Section 409A.

Potential Payments Upon Termination of Employment or Change of Control Table

The following table shows the estimated potential payments and benefits that would be received by each Named Officer in the event of his termination of employment as a result of each of the circumstances described above and assumes that any termination was effective as of December 31, 2017. The closing price of our Common Stock on the NYSE on December 29, 2017 was $107.91 per share. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

William R. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$1,000,000	(e)	$5,490,000	(f)
Restricted Stock/RSUs			$13,808,595	$13,808,595	$0	$13,808,595	(g)	$13,808,595	(h)
SARs			$2,762,389	$2,762,389	$0	$2,762,389	(g)	$2,762,389	(h)
Performance Units			$18,977,808	$18,977,808	$0	$18,977,808	(g)	$18,977,808	(h)
Health Benefits(i)			$0	$0	$0	$0		$25,140
Unused Vacation(j)			$11,779	$11,779	$11,779	$11,779		$11,779
All Other(k)			$0	$0	$0	$0		$167,450
Total:	n/a	n/a	$35,560,571	$35,560,571	$11,779	$36,560,571		$41,243,161

Gary L. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$900,000	(e)	$4,491,000	(f)
Restricted Stock/RSUs			$11,121,636	$11,121,636	$0	$11,121,636	(g)	$11,121,636	(h)
SARs			$2,175,645	$2,175,645	$0	$2,175,645	(g)	$2,175,645	(h)
Performance Units			$15,541,846	$15,541,846	$0	$15,541,846	(g)	$15,541,846	(h)
Health Benefits(i)			$0	$0	$0	$0		$10,988
Unused Vacation(j)			$58,197	$58,197	$58,197	$58,197		$58,197
All Other(k)			$0	$0	$0	$0		$167,450
Total:	n/a	n/a	$28,897,324	$28,897,324	$58,197	$29,797,324		$33,566,762

Lloyd W. Helms, Jr.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$615,000	(e)	$2,945,850	(f)
Restricted Stock/RSUs	$0	$1,469,410		$4,161,765	$0	$1,469,410	(l)	$4,161,765	(h)
SARs	$0	$551,942		$551,942	$0	$551,942	(l)	$551,942	(h)
Performance Units	$0	$1,825,837		$4,330,752	$0	$1,825,837	(l)	$4,330,752	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$44,020
Unused Vacation(j)	$22,989	$22,989		$22,989	$22,989	$22,989		$22,989
All Other(k)	$0	$0		$0	$0	$0		$167,450
Total:	$22,989	$3,870,178	n/a	$9,067,448	$22,989	$4,485,178		$12,224,768

Timothy K. Driggers

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$580,000	(e)	$2,662,200	(f)
Restricted Stock/RSUs	$0	$1,766,918		$4,413,411	$0	$1,766,918	(l)	$4,413,411	(h)
SARs	$0	$831,167		$831,167	$0	$831,167	(l)	$831,167	(h)
Performance Units	$0	$2,747,604		$6,049,974	$0	$2,747,604	(l)	$6,049,974	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$21,910
Unused Vacation(j)	$19,798	$19,798		$19,798	$19,798	$19,798		$19,798
All Other(k)	$0	$0		$0	$0	$0		$167,450
Total:	$19,798	$5,365,487	n/a	$11,314,350	$19,798	$5,945,487		$14,165,910

Michael P. Donaldson

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not for Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$560,000	(e)	$2,570,400	(f)
Restricted Stock/RSUs	$0	$1,522,394		$3,879,149	$0	$1,522,394	(l)	$3,879,149	(h)
SARs	$0	$744,331		$744,331	$0	$744,331	(l)	$744,331	(h)
Performance Units	$0	$2,407,904		$5,470,174	$0	$2,407,904	(l)	$5,470,174	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$59,228
Unused Vacation(j)	$25,846	$25,846		$25,846	$25,846	$25,846		$25,846
All Other(k)	$0	$0		$0	$0	$0		$167,450
Total:	$25,846	$4,700,475	n/a	$10,119,500	$25,846	$5,260,475		$12,916,578

(a)	No additional compensation, other than unused vacation, is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause. Of the Named Officers, Messrs. W. Thomas and G. Thomas were of normal retirement age (age 62 or older and with five years of EOG service) as of December 31, 2017 and, therefore, voluntary termination is not applicable. A voluntary termination could occur for Messrs. Helms, Driggers and Donaldson if early retirement was not company-approved or if they did not agree to, or fulfill, a six-month non-competition agreement.

(b)

Of the Named Officers, only Messrs. Helms, Driggers and Donaldson were between age 55 and 62 with at least five years of EOG service and thus were eligible for early retirement as of December 31, 2017. Assumes that upon satisfying the six-month non-competition agreement (1) for restricted stock/RSU grants on or before September 24, 2017, 20% of unvested restricted stock/RSUs will vest for each whole year that has passed since the grant date as of December 31, 2017; (2) for restricted stock/RSU grants on or after September 25, 2017, 33% of unvested restricted stock/RSUs will vest for each whole year that has passed since the grant date as of December 31, 2017; (3) all unvested SARs will vest and become fully exercisable; (4) for performance unit grants on or before September 24, 2017 (other than the performance units awarded on December 13, 2016), 20% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2017 (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple certified by the Committee for grants for which the applicable performance period has been completed); and (5) for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, 33% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2017 (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple certified by the Committee for grants for which the applicable performance period has been completed). However, the actual value of any unvested restricted stock/RSUs and SARs will be subject to market risk during the six-month term of the non-competition agreement and the actual value of the performance units will be subject to the applicable performance multiple. The number of restricted stock/RSUs that will vest for Mr. Helms is 13,617; for Mr. Driggers is 16,374 and for Mr. Donaldson is 14,108. The number of SARs that will vest for Mr. Helms is 33,189; for Mr. Driggers is 50,062 and for Mr. Donaldson is 44,872. The number of performance units that will vest for Mr. Helms is 16,920; for Mr. Driggers is 25,462 and for Mr. Donaldson is 22,314.

(c)	Of the Named Officers, only Messrs. W. Thomas and G. Thomas were of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2017. Represents the value of unvested RSUs, SARs and performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple certified by the Committee for grants for which the applicable performance period has been completed) as of December 31, 2017; however, (1) the actual value of the RSUs will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code) and (2) the actual value of the performance units will be subject to the applicable performance multiple.

(d)	Represents the value of the Named Officer’s unvested restricted stock/RSUs, SARs and performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed; or at the achieved performance multiple certified by the Committee for grants for which the applicable performance period has been completed) as of December 31, 2017. Upon disability, (1) all unvested RSUs will vest on the date of disability and will be released six months following the date of disability and will therefore be subject to market risk for six months, (2) all unvested restricted stock and SARs will vest on the date of disability and (3) all unvested performance units will vest but are not payable until the completion of the applicable performance period, subject to the applicable performance multiple as certified by the Committee. Upon death, (1) all unvested restricted stock/RSUs and SARs will vest on the date of death and (2) all unvested performance units will vest and will be distributed as shares at the 100% performance multiple if the date of death is prior to the completion of the applicable performance period or at the performance multiple as certified by the Committee if the date of death is after the completion of the applicable performance period.

(e)	Represents 52 weeks of base salary, the maximum benefit paid under our Severance Pay Plan, based on the Named Officer’s annual base salary and years of EOG service. In the event of involuntary termination for failure to meet performance objectives or standards, the Named Officer would be eligible for a cash severance of up to 12 weeks of base salary provided he executed a waiver and release of claims.

(f)	Calculated as the sum of (1) 2.99 times annual base salary plus two times annual bonus award opportunity in accordance with the Named Officer’s change of control agreement and (2) a retention bonus in accordance with our retention bonus plan described above. The annual base salary for each of the Named Officers is as follows: Mr. W. Thomas, $1,000,000; Mr. G. Thomas, $900,000; Mr. Helms, $615,000; Mr. Driggers, $580,000; and Mr. Donaldson, $560,000. The target annual bonus for each of the Named Officers is as follows: Mr. W. Thomas, $1,250,000; Mr. G. Thomas, $900,000; Mr. Helms, $553,500; Mr. Driggers, $464,000; and Mr. Donaldson, $448,000. In accordance with the retention bonus plan, the retention bonus for each of the Named Officers is the annual bonus awarded to the Named Officer in 2017 (for 2016 performance), which for all Named Officers was $0.

(g)	Messrs. W. Thomas and G. Thomas are eligible for normal retirement; therefore, any involuntary termination that is not for cause is treated as a “retirement at or after age 62” for stock plan purposes. See footnote (c) above for further explanation.

(h)	Represents the value of the Named Officer’s unvested restricted stock/RSUs, SARs and performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple certified by the Committee for grants for which the applicable performance period has been completed) as of December 31, 2017.

(i)	Health Benefits include the estimated value of three years participation in our medical and dental plans, based on the Named Officer’s elections as of December 31, 2017 and three years of subsidy in our retiree medical coverage.

(j)	Amount represents the unused vacation as of December 31, 2017 that would be paid to the Named Officer.

(k)	“All Other” includes (1) the estimated value of matching contributions and retirement contributions under the Savings and Retirement Plan had the Named Officer continued to be employed for three years based on the contribution rates and statutory limits in effect as of December 31, 2017 and (2) $50,000 in outplacement services.

(l)	Messrs. Helms, Driggers and Donaldson are eligible for early retirement; therefore, any involuntary termination that is not for cause is treated as a “Company-approved Retirement prior to age 62” for stock plan purposes. See footnote (b) above for further explanation.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. William R. Thomas, our CEO, and the annual total compensation of our “Median Employee”.

For 2017, our last completed fiscal year:

•	the annual total compensation of our CEO was $10,573,685 including compensation under non-discriminatory benefit plans; and

•	the annual total compensation of our Median Employee was $146,016 including compensation under non-discriminatory benefit plans.

Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the Median Employee was 72 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

We used the following material assumptions, adjustments, and estimates to identify the Median Employee and to determine the annual total compensation of our CEO and the Median Employee:

•	We determined that, as of December 31, 2017, our employee population consisted of approximately 2,663 individuals (excluding the CEO) who were working at our parent company and consolidated subsidiaries and who were located in the following countries: Canada, China, Trinidad, United Kingdom and the United States of America (“U.S.”). This population consisted of our full-time, part-time and temporary employees.

•	As permitted under SEC rules, we adjusted the employee population to exclude 123 non-U.S. employees (or approximately 4.6% of the employee population) from the following foreign jurisdictions:

-	Canada: 4 employees
-	China: 24 employees
-	Trinidad: 91 employees
-	United Kingdom: 4 employees

After excluding the foregoing non-U.S. employees, our adjusted employee population as of December 31, 2017 was 2,540.

•	To identify the Median Employee from our adjusted employee population, we first determined each employee’s base salary as of December 31, 2017, overtime earnings and annual cash bonus paid during fiscal year 2017 as reflected in our payroll records, and the grant value of restricted stock/RSUs and SARs granted during fiscal year 2017. Then we identified our Median Employee from our adjusted employee population based on this compensation measure.

•	In accordance with the SEC rules, we determined the CEO’s 2017 annual total compensation to be equal to the sum of the following items:

-	$10,559,647, which represents the amount reported for fiscal year 2017 for our CEO in the “Total” column (column (j)) of our Summary Compensation Table included on page 27 of this Proxy Statement, and

-	$14,038, which represents the estimated aggregate value of the CEO’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group long-term disability.

•	In accordance with the SEC rules, we determined the Median Employee’s 2017 total annual compensation to be equal to the sum of the following items:

-	$133,105, which represents the amount of such employee’s compensation for fiscal year 2017 that would have been reported in our Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Officer for fiscal year 2017, and

-	$12,911, which represents the estimated aggregate value of the employee’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group long-term disability.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Committee is also responsible for determining, and making recommendations to the Board regarding, the compensation of our non-employee directors. At its meeting in the second quarter of 2017, the Committee conducted its annual review of EOG’s non-employee director compensation program relative to the programs of our peer group. Based on the results of its review, the Committee recommended to the Board that there be no changes to the total annual compensation of our non-employee directors for the 2017-2018 term, thus (1) the annual cash retainer for each non-employee director would remain unchanged at $140,000 and (2) consistent with the prior year, each non-employee director would be granted RSUs having a value of $140,000 (such value to be calculated based on the closing price of EOG’s Common Stock on May 1, 2017 (such date being the Monday following each director’s re-election to the Board at our 2017 annual meeting of stockholders), with the resulting number of units rounded down to a whole unit). The Board adopted this recommendation in connection with its approval of our annual non-employee director compensation at its meeting in the second quarter of 2017. The resulting grant to each of the non-employee directors, as calculated on May 1, 2017, was 1,521 RSUs. The terms of the RSUs granted to our non-employee directors are described in footnote (b) to the “Director Compensation Table for 2017” below. There are no meeting, committee member, committee chair or presiding director fees paid to any director.

In connection with Mr. Daniels’ appointment to the Board effective March 1, 2017, the Committee and the Board determined that Mr. Daniels would be granted RSUs having a value of $23,333 (such value calculated based on the closing price of EOG’s Common Stock on March 1, 2017 (such date being the effective date of Mr. Daniels’ appointment), with the resulting number of units rounded down to a whole unit).

In connection with Mr. Gaut’s appointment to the Board effective October 1, 2017, the Committee and the Board determined that Mr. Gaut would be granted RSUs having a value of $81,667 (such value calculated based on the closing price of EOG’s Common Stock on October 2, 2017 (such date being the Monday following the effective date of Mr. Gaut’s appointment), with the resulting number of units rounded down to a whole unit).

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Committee in December 2009 and as amended by the Committee in May 2012) and the terms of each non-employee director’s grant agreements, each non-employee director is required to hold at least 65% of the shares of our Common Stock that such director receives upon the vesting of any restricted stock or RSUs previously granted. Each non-employee director, upon the vesting of restricted stock or RSUs, may sell up to 35% of the shares of our Common Stock received upon the vesting to cover any tax obligations the non-employee director may incur as a result of the vesting. The remaining 65% of the shares received upon the vesting must be held until the non-employee director no longer serves on the Board.

Mr. W. Thomas, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and senior management discussed above, and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

Director Compensation Table for 2017

The following table summarizes certain information regarding compensation paid or accrued during 2017 to each non-employee director.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Janet F. Clark	$140,000	$139,978	$0			$135,000	$414,978
Charles R. Crisp	$140,000	$139,978	$0			$119,236	$399,214
Robert P. Daniels	$116,667	$163,289	$0			$77,000	$356,956
James C. Day	$140,000	$139,978	$0			$125,000	$404,978
C. Christopher Gaut	$35,000	$81,631	$0			$75,000	$191,631
H. Leighton Steward (d)	$46,667	$0	$0			$133,309	$179,976
Donald F. Textor	$140,000	$139,978	$0			$125,000	$404,978
Frank G. Wisner	$140,000	$139,978	$0			$5,150	$285,128

(a)	Non-employee directors can defer all or a portion of their cash fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds, or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred fees would otherwise have been paid, and includes reinvestment of dividends. In 2017, six of our non-employee directors deferred their cash fees by participating in the Deferral Plan.

(b)	Under the terms of the 2008 Stock Plan, each non-employee director received, upon re-election to the Board at our 2017 annual meeting of stockholders, 1,521 RSUs on May 1, 2017 (based on the closing price of our Common Stock on the NYSE of $92.03 per share on such date). Upon initial election to the Board, Mr. Daniels received 233 RSUs on March 1, 2017 (based on the closing price of our Common Stock on the NYSE of $100.05 per share on such date) and Mr. Gaut received 840 RSUs on October 2, 2017 (based on the closing price of our Common Stock on the NYSE of $97.18 per share on such date). RSUs granted to non-employee directors under the 2008 Stock Plan vest 100% after one year. Non-employee directors can defer receipt of their RSU grant (and, if the non-employee director so elects, the dividends credited thereon) to a later specified date by participating in the phantom stock account of the Deferral Plan. Following is the market value of the unvested RSUs for each non-employee director as of December 29, 2017 (based on the closing price of our Common Stock on the NYSE of $107.91 per share on December 29, 2017): Ms. Clark and Messrs. Crisp, Day, Textor and Wisner, $164,131; Mr. Daniels, $189,274; and Mr. Gaut, $90,644.

(c)	All Other Compensation for 2017 consists of:

•	Charitable matching contributions made by EOG for each non-employee director as follows: Ms. Clark, $135,000; Mr. Crisp, $114,694; Mr. Daniels, $77,000; Mr. Day, $125,000; Mr. Gaut, $75,000; Mr. Steward, $73,500; Mr. Textor, $125,000; and Mr. Wisner $5,150. Please see “Executive Compensation Program for 2017 — Other Compensation and Benefits — Matching Gifts” above for a description of our charitable gifts matching program applicable to all employees and non-employee directors.

•	Reimbursement for EOG-requested spouse travel (including a “gross-up” for payment of taxes) for Mr. Crisp.

•	Fair market value of gifts provided in recognition of his retirement of $33,852 for Mr. Steward (and a “gross-up” for payment of taxes of $25,957).

(d)	Mr. Steward retired from the Board effective at the end of his 2016-2017 term, which expired in conjunction with the 2017 annual meeting of stockholders.

RELATED PARTY TRANSACTIONS

We have adopted a written policy relating to the review and approval of “related party transactions”. Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director, director nominee or executive officer of EOG, (b) a beneficial owner of more than 5% of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director, director nominee or executive officer or beneficial owner of more than 5% of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction and any material amendment to any such transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interests of EOG and our stockholders. In addition, at each quarterly meeting of our Audit Committee, the members of the Audit Committee are asked to confirm that they are not aware of any related party transactions, other than any such transactions previously discussed with the Audit Committee.

Mr. Lloyd W. Helms, Jr., our Chief Operating Officer, has a son, Cory Helms, who is employed by EOG as a reservoir engineering manager in our Oklahoma City office. Mr. Cory Helms has been employed by EOG since July 2010, prior to his father becoming an executive officer of EOG. Mr. Lloyd W. Helms, Jr. did not participate in the hiring of his son and has not participated, and is not expected in the future to participate, in performance evaluations or compensation decisions regarding his son. Mr. Cory Helms’ total compensation for 2017 (consisting of his annual base salary, annual bonus, stock-based compensation and other benefits and compensation) was approximately $600,000. We believe that Mr. Cory Helms’ compensation and benefits are commensurate with his qualifications, experience and responsibilities and, moreover, comparable to the compensation and benefits currently paid to reservoir engineering managers at EOG and in the oil and gas industry with similar qualifications, experience and responsibilities. Pursuant to our related party transactions policy, the Audit Committee has (1) satisfied itself that it has been fully informed as to the material facts of Mr. Cory Helms’ employment relationship with us, (2) determined that the employment relationship is in, and is not inconsistent with, the best interests of EOG and our stockholders and (3) approved and ratified our prior and continued employment of Mr. Cory Helms.

In addition to our related party transactions policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our “officers” (as defined in Rule 16a-1 of the Exchange Act) and directors and persons who beneficially own more than 10% of our Common Stock to file with the SEC reports of their ownership of, and transactions in, our Common Stock and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and written representations by our directors and such officers, we believe that all filings required to be made under Section 16(a) during 2017 were timely made.

Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been disclosed by us in a prior proxy statement.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to hold office until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified (or until such director’s earlier resignation, removal or death). All of the nominees are current directors.

We believe that each of our director nominees possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background; a proven record of success in their respective fields; and valuable knowledge of our business and of the oil and gas industry. Moreover, each of our director nominees is willing and able to devote sufficient time to carrying out his or her duties and responsibilities as a director effectively and is committed to serving EOG and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our director nominees that led the Board, as of the date of this proxy statement, to its conclusion that the nominee should serve as a director of EOG and, in the case of Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut, Textor and Wisner, as a member of the Board’s Audit, Compensation and Nominating and Governance Committees. Director nominee ages and biographical information set forth below are as of February 28, 2018.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a nominee. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “FOR” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the accompanying form of proxy) and exclude abstentions with respect to that nominee’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within 10 days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that nominee’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority of the votes cast at the Annual Meeting must, promptly following certification of the stockholder vote, tender his or her resignation to the Nominating and Governance Committee of the Board. The Nominating and Governance Committee (excluding the nominee who tendered the resignation) will evaluate the resignation in light of the best interests of the company and our stockholders in determining whether to accept or reject the resignation or take other action. The Nominating and Governance Committee will make a recommendation to the Board, which will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the accompanying form of proxy to vote for a substitute.

Pursuant to our bylaws and effective as of the date of the Annual Meeting, the Board has set the number of directors that shall constitute the Board at eight. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named on the accompanying form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

JANET F. CLARK, 63

Director since 2014

Ms. Clark has extensive leadership and financial experience, having most recently served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation (“Marathon”) from January 2007 until her retirement in October 2013. Prior to that, she was Senior Vice President and Chief Financial Officer of Marathon from January 2004 to January 2007. From 2001 through 2003, Ms. Clark served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company and, from 1997 until 2000, she held various roles at Santa Fe Snyder Corporation, including Chief Financial Officer and Executive Vice President of Corporate Development and Administration.

Ms. Clark is also a director of Goldman Sachs BDC, Inc. (since 2015), a specialty finance company and regulated management investment company, where she serves as a member of the Audit, Compliance, Compensation, Contract Review, and Governance and Nominating Committees, and of Texas Instruments Incorporated (since 2015), a global semiconductor design and manufacturing company, where she serves as a member of the Audit Committee. Ms. Clark also serves as a director of Goldman Sachs Private Middle Market Credit LLC, a regulated investment company and business development company.

In addition, Ms. Clark served on the Board of Directors and Audit Committee of Dell Inc. from September 2011 to October 2013, including service as chairperson of the Audit Committee during 2013. Ms. Clark also served on the Board of Directors of Exterran Holdings, Inc. (and its predecessor company, Universal Compression Holdings, Inc.) from 2003 until September 2011 (including service as Audit Committee chairperson from 2004 to 2011).

CHARLES R. CRISP, 70

Director since 2002; 2018 presiding director

Mr. Crisp began his career in the oil and gas industry over 40 years ago with Conoco Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November 2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer and a director from 1988 to 1996.

Mr. Crisp has also accumulated over 15 years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Compensation Committee, as chair of the Nominating and Governance Committee and as chair of the meetings of the non-management directors. Mr. Crisp also serves as a director of Targa Resources GP, LLC, a subsidiary of Targa Resources Corp. Mr. Crisp is also currently a director of Intercontinental Exchange, Inc. (since 2002), an operator of regulated exchanges, trading platforms and clearing houses, where he currently serves on the Compensation and Audit Committees, and as a director of its subsidiaries, ICE Futures U.S., Inc., ICE Trade Vault LLC and Natural Gas Exchange Inc. (NGX).

In addition, Mr. Crisp is a director of Southern Company Gas (formerly, AGL Resources Inc.), a wholly-owned subsidiary of Southern Company, a leading provider of natural gas and electric utilities. Previously, from April 2003 until July 2016, Mr. Crisp served on the Board of Directors of AGL Resources Inc. (a then-publicly traded company providing natural gas distribution and marketing services), where he also served as a member of the Compensation Committee and Executive Committee and as chairperson of the Finance and Risk Management Committee. In July 2016, AGL Resources Inc. was acquired by, and became a wholly-owned subsidiary of, Southern Company.

ROBERT P. DANIELS, 59

Director since 2017

Mr. Daniels has extensive experience in the oil and gas exploration and production industry. Mr. Daniels served in various senior management positions during his 32-year career with Anadarko Petroleum Corporation, a publicly traded oil and gas exploration and production company (“Anadarko”). Prior to his retirement in December 2016, Mr. Daniels served as President, Anadarko Canada, from 2001 to 2004, as Senior Vice President, Exploration and Production, from 2004 to 2006, as Senior Vice President, Worldwide Exploration, from 2006 to 2013, and as Executive Vice President, International and Deepwater Exploration, from 2013 to 2016. Mr. Daniels was a member of Anadarko’s executive committee from 2004 to 2016 and also served as an executive committee representative to the Governance and Risk Committee of Anadarko’s Board of Directors.

Since 2010, Mr. Daniels has served on the Board of Directors of MicroSeismic, Inc. (“MicroSeismic”), as an independent, non-executive director. Mr. Daniels is also a member of MicroSeismic’s Nominations & Governance Committee and Compensation Committee. MicroSeismic is an oilfield services company providing completions evaluation services and real-time monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

JAMES C. DAY, 74

Director since 2008

Mr. Day has extensive leadership experience serving as a member of senior management in various roles at Noble Corporation, including as Chairman of the Board from 1992 until his retirement in May 2007, Chief Executive Officer from 1984 until October 2006 and President from 1984 to 1999 and again from 2003 until February 2006. Noble Corporation is a publicly traded company and one of the world’s largest offshore drilling companies.

Mr. Day is also a director of Tidewater Inc. (since 2007), a publicly traded provider of large offshore service vessels to the energy sector worldwide, where he serves on the Audit Committee (chairperson) and Nominating and Corporate Governance Committee. From 2004 to 2016, Mr. Day served as a director of ONEOK, Inc., the publicly traded general partner of ONEOK Partners, L.P., a provider of natural gas gathering, processing, storage and transportation services, where he served as a member of the Audit Committee and Corporate Governance Committee. In addition, from 1993 to May 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly traded provider of offshore marine construction services and Noble Energy, Inc., a worldwide independent energy company, where he served as a member of various committees, including compensation, audit and nomination.

Mr. Day is past chairman of the International Association of Drilling Contractors and the National Ocean Industries Association, and he is an honorary director of the American Petroleum Institute, Trustee of The Samuel Roberts Noble Foundation and President of the James C. and Teresa K. Day Foundation. Mr. Day has held numerous other leadership positions with various industry and civic associations throughout his career.

C. CHRISTOPHER GAUT, 61

Director since 2017

Mr. Gaut has extensive leadership experience and financial and operational expertise in the oilfield services and equipment sector of the oil and gas industry. Mr. Gaut also has significant management experience and financial expertise in the contract drilling sector of the oil and gas industry.

Mr. Gaut was the founding Chairman and Chief Executive Officer of Forum Energy Technologies, Inc. (“Forum”), having served in such positions from August 2010 until May 2017. Effective May 2017, Mr. Gaut transitioned to the role of Executive Chairman of Forum and, effective December 31, 2017, Mr. Gaut assumed the role of non-executive Chairman of the Board of Forum. Mr. Gaut also served as the President of Forum from August 2010 until May 2016, and has served as a director of Forum and one of its predecessor entities since December 2006. Forum is a leading oilfield manufacturing company, providing drilling, completions and production equipment primarily to oil service companies and drilling contractors.

Prior to the formation of Forum, Mr. Gaut served as (i) a Managing Director of SCF Partners, a Houston based private equity firm investing in oilfield service and equipment companies, from October 2009 until August 2010; (ii) President of the Drilling and Evaluation Division of Halliburton Company (“Halliburton”), a publicly traded provider of oilfield services and products to the upstream oil and gas industry, from January 2008 until April 2009; and (iii) Halliburton’s Executive Vice President and Chief Financial Officer from March 2003 to December 2007.

In addition, Mr. Gaut served as Co-Chief Operating Officer at Ensco plc (“Ensco”) from January 2002 to February 2003 and as Senior Vice President and Chief Financial Officer of Ensco from December 1987 until February 2003. Ensco is a leading global offshore drilling contractor. He has also been a non-executive director of Ensco since May 2008, and currently serves as a member of Ensco’s Nominating and Governance Committee. Mr. Gaut has also served as a director of Key Energy Services, Inc. (“Key Energy”), a publicly traded well service company, since December 2016, and currently serves as a member of Key Energy’s Audit Committee and as its lead independent director.

DONALD F. TEXTOR, 71

Director since 2001

Mr. Textor is currently Portfolio Manager of the Dorset Energy Fund, an energy fund which invests primarily in the equity securities of companies in the energy industry. Mr. Textor was previously employed by Goldman, Sachs & Co., where he was a partner and managing director until his retirement in March 2001 and where he had 21 years of experience as the firm’s senior security analyst for domestic oil and gas exploration and production companies.

As a result of serving in these roles and serving as a member of our Audit Committee since May 2001 (including as Chairman from May 2001 until February 2015), Mr. Textor has accumulated significant leadership and financial reporting experience as well as extensive knowledge of the oil and gas exploration and production industry.

WILLIAM R. THOMAS, 65

Director since 2013

Mr. Thomas was named Chairman of the Board and Chief Executive Officer, effective January 2014. Prior to that, he served as President and Chief Executive Officer from July 2013 through December 2013 and as President from September 2011 to July 2013. Mr. Thomas previously held other leadership positions at EOG, including Senior Executive Vice President, Exploitation and Senior Executive Vice President, Exploration. Mr. Thomas has been with EOG and its predecessor companies for over 39 years.

Mr. Thomas has also previously served as the General Manager of EOG’s Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays. Mr. Thomas joined HNG Oil Company, a predecessor of EOG, in January 1979.

In addition, Mr. Thomas is a director of National Oilwell Varco, Inc. (since 2015), a provider of oilfield services and equipment to the upstream oil and gas industry worldwide, where he serves on the Audit Committee and Compensation Committee.

FRANK G. WISNER, 79

Director since 1997

Mr. Wisner concluded his more than 35-year career with the U.S. State Department by serving as U.S. Ambassador to India from 1994 to 1997. Following his retirement as U.S. Ambassador to India, Mr. Wisner served as Vice Chairman, External Affairs of American International Group, Inc. (“AIG”), a publicly traded international insurance and financial services company, from 1997 until his retirement in March 2009. Mr. Wisner has served in the roles of International Affairs Advisor and Foreign Affairs Advisor with Squire Patton Boggs, a multinational law firm (formerly, Patton Boggs LLP), since 2009.

In addition to his extensive international and governmental affairs experience, Mr. Wisner has accumulated diverse business experience. From 2001 to 2015, Mr. Wisner served as a director of Ethan Allen Interiors Inc., a publicly traded residential furniture company, where he served as a member of the Nominations Committee. Mr. Wisner also previously served as a director of AIG Property Casualty Inc., an affiliate of AIG and a leading U.S. and international property and casualty and general insurer. In addition, Mr. Wisner currently serves on the advisory board of Ergo, a provider of intelligence, political and economic risk analysis, market opportunities, competitive assessments and strategy consulting to investment firms, Fortune 500 companies, law firms and governments.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For 2017 and 2016, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent registered public accounting firm, to provide services in the following categories and, in consideration of such services, have paid (or will pay) to Deloitte the following amounts (which, as further discussed below, include certain estimated amounts):

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte in connection with the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2017 and December 31, 2016 and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q for such fiscal years were $2,991,450 and $2,991,000, respectively. In addition, Deloitte renders professional services to EOG in connection with the annual statutory audits of the financial statements of each of our Trinidad, United Kingdom and China subsidiaries. The fees billed for such statutory audits for the fiscal year ended December 31, 2016 totaled $244,296; the fees billed for such statutory audits for the fiscal year ended December 31, 2017 (which audits will commence in the second quarter of 2018) are expected to total approximately $240,000.

Audit-Related Fees.    The aggregate fees billed for the fiscal years ended December 31, 2017 and December 31, 2016 for assurance and related services rendered by Deloitte that were reasonably related to the audits and reviews of our consolidated financial statements and/or the above-described statutory audits, but not reportable as Audit Fees above, were $391,300 and $3,000, respectively. Audit-Related Fees for 2017 (which aggregate amount includes (i) certain estimated amounts in respect of services rendered in 2017 for which final invoices have not yet been provided and (ii) amounts in respect of certain projects related to our fiscal year 2017 audits and reviews that commenced in 2017 but were not completed until the first quarter 2018) were primarily for audit services performed in connection with (1) EOG’s joint venture agreement, entered into in fiscal year 2017, in the Western Anadarko Basin Marmaton Sand Play, (2) EOG’s accounting for the financial statement and tax impacts of the TCJA and (3) various other accounting and auditing matters, including our implementation (effective January 1, 2018) of the new revenue recognition standard (FASB ASC 606). Audit-Related Fees for 2016 were for audit services performed in connection with the certification of the accounting records relating to our operations in Argentina.

Tax Fees.    Deloitte did not render any tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2017 or the fiscal year ended December 31, 2016.

All Other Fees.    The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2017 and December 31, 2016 were $10,873 and $102,772, respectively. All Other Fees for 2017 primarily related to training provided by Deloitte personnel in connection with EOG’s preparation for the implementation of the new lease accounting standard (FASB ASC 842) in 2019. All Other Fees for 2016 primarily related to comfort letter work with respect to our January 2016 offering of our 4.15% Senior Notes due 2026 and 5.10% Senior Notes due 2036.

Pre-Approval of Audit and Non-Audit Services.    The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the Audit Committee’s first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each regular meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services provided.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimis exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the years ended December 31, 2017 and December 31, 2016 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or the Chairperson of the Audit Committee pursuant to such de minimis exception.

Ratification of Appointment for 2018

The Audit Committee of the Board has sole and direct authority to appoint, compensate, oversee, evaluate and terminate the company’s independent auditor, and it is responsible for fee negotiations associated with the retention of the company’s independent auditor. The Audit Committee has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2018, and such appointment has been approved by the Board. Deloitte has served as our independent auditor continuously since 2002.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of the company and its stockholders, and we are asking our stockholders to ratify the appointment of Deloitte as the company’s independent auditor for 2018.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against the ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement, if such representative desires to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 3.

APPROVAL OF AMENDMENT AND RESTATEMENT

OF

THE EOG RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, EOG stockholders will also be asked to approve an amendment and restatement of the EOG Resources, Inc. Employee Stock Purchase Plan (the “ESPP”), which will (i) extend the term of the ESPP until December 31, 2027 (subject to earlier termination under its terms or by EOG), (ii) increase, by 2,500,000, the number of shares of our Common Stock available for issuance pursuant to stock options granted to eligible employees under the ESPP and (iii) make certain other administrative and clarifying changes.

Background.    In February 2001, the Board adopted the ESPP and, at our 2001 annual meeting of stockholders, our stockholders approved the ESPP. The ESPP allows eligible employees to authorize payroll deductions for the bi-annual purchase of shares of our Common Stock at a discount.

In February 2010, the Compensation Committee and the Board approved, and, at our 2010 annual meeting of stockholders, our stockholders approved, an amendment to the ESPP, to (i) increase the number of shares of our Common Stock available for issuance pursuant to stock options granted to eligible employees under the ESPP by an additional 1,000,000 shares and (ii) extend the term of the ESPP to December 31, 2019 (subject to earlier termination under its terms or by EOG).

Subject to adjustment as provided under the terms of the ESPP (as amended), the maximum number of shares of our Common Stock which may be issued pursuant to stock options granted to eligible employees under the current ESPP may not exceed 4,000,000 shares (previously adjusted from 2,000,000 shares in respect of our two-for-one stock split effected in March 2014). As of December 31, 2017, approximately 176,000 shares of the 4,000,000 shares of our Common Stock provided for under the current ESPP remained available for issuance. The current ESPP will terminate by its terms on December 31, 2019.

In February 2018, the Compensation Committee recommended, and the Board approved, the amended and restated ESPP, subject to stockholder approval at the Annual Meeting, which the Board recommends. The amended and restated ESPP (i) increases the number of shares of our Common Stock available for issuance pursuant to stock options granted to eligible employees under the ESPP by an additional 2,500,000 shares, (ii) extends the term of the ESPP to December 31, 2027, unless terminated earlier under its terms or by EOG, and (iii) makes certain other administrative and clarifying changes.

As of February 27, 2018 (the Record Date for the Annual Meeting), the aggregate fair market value of the additional 2,500,000 shares of our Common Stock to be available for issuance pursuant to stock options granted to eligible employees under the amended and restated ESPP (assuming stockholder approval) was approximately $267,350,000, based on the closing price per share of our Common Stock of $106.94 on the NYSE on such date.

The Board believes that it is in the best interest of EOG to encourage ownership of our Common Stock by our employees. We believe that providing our employees an opportunity to hold an equity interest in EOG helps them develop a stronger incentive to work for the continued success of EOG and our stockholders. For these reasons, the Board recommends stockholder approval of the amended and restated ESPP. If the amended and restated ESPP is not approved by our stockholders at the Annual Meeting, the original ESPP (as amended by the first amendment) will be the governing plan document.

The following is a summary of the principal provisions of the amended and restated ESPP. The following summary does not purport to be a complete description of the provisions of the amended and restated ESPP; the original ESPP is filed as Exhibit B to our definitive proxy statement filed with the SEC on March 29, 2001 in connection with our 2001 annual meeting of stockholders, and the above-described first amendment to the ESPP is filed as Appendix B to our definitive proxy statement filed with the SEC on March 25, 2010 in connection with our 2010 annual meeting of stockholders. The proposed amended and restated ESPP is attached hereto as Annex B.

General.    The amended and restated ESPP will be administered by the Compensation Committee. It will provide for the periodic grant of stock options to all eligible employees to purchase shares of our Common Stock. These stock options may be exercised on the last day of the applicable offering period for which the stock options were granted and only with funds accumulated through payroll deductions of between 1% and 10% of an eligible employee’s compensation. Except as may be otherwise determined by the Compensation Committee and announced to employees prior to an offering period, the maximum number of shares of Common Stock for which each eligible employee may be granted a stock option during an offering period will be determined by dividing $12,500 by the fair market value of a share of Common Stock on the first day of the offering period. The price to be paid by eligible employees for each share of Common Stock upon exercise of a stock option will be the lesser of (i) 85% of the fair market value on the grant date of the stock option or (ii) 85% of the fair market value on the date of exercise of the stock option. Eligible employees include any employee working more than 20 hours per week. As of December 31, 2017, EOG had approximately 2,600 employees who will be eligible to participate in the amended and restated ESPP.

Under the amended and restated ESPP (if approved), an aggregate of 6,500,000 shares of our Common Stock will be authorized and reserved for purchase pursuant to stock options granted to eligible employees, of which 3,823,963 shares of our Common Stock have previously been issued under the current ESPP as of February 27, 2018. As a result, as of February 27, 2018, there will be 2,676,037 shares of our Common Stock available for issuance under the amended and restated ESPP (if approved).

The term of the amended and restated ESPP will expire on December 31, 2027. The offering periods under the amended and restated ESPP will be the six-month periods commencing on January 1 and July 1 of each year.

Federal Tax Consequences.    The amended and restated ESPP and the right of participants to make purchases under the amended and restated ESPP are intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares of Common Stock purchased under the ESPP are sold or otherwise disposed of. Upon the sale of or other disposition of the shares, the participant will generally be subject to tax. The amount and nature of the tax will depend on how long the participant has held the shares.

If the participant sells or otherwise disposes of the shares more than two years from the first day of the offering period and more than one year from the date the shares are purchased by the participant pursuant to his or her stock option under the amended and restated ESPP, the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of such holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sales or disposition will be long-term or short-term capital gain or loss, depending how long the participant has held the shares.

EOG will not be entitled to a deduction for any amount taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants upon a sale or disposition of shares before the expiration of the holding period described above.

No withholding or payment of Federal Insurance Contributions Act taxes (i.e., FICA taxes) or Federal Unemployment Tax Act taxes (i.e., FUTA taxes) or withholding for federal income taxes will be required at the time a participant’s stock options are exercised or at the time a participant disposes of some or all of the shares of Common Stock purchased under the amended and restated ESPP. EOG must, however, provide a statement to participants which includes the following information: (i) the date the stock option was granted; (ii) the fair market value of our Common Stock on the date the stock option was granted; (iii) the exercise price per share; (iv) the date the stock option was exercised by the participant and our Common Stock was purchased; and (v) the fair market value of our Common Stock on the date the stock option was exercised.

The foregoing is only a summary of the federal income tax consequences to a participant and EOG with respect to the shares of our Common Stock purchased under the amended and restated ESPP. Reference should be made to the applicable provisions of the Code for more detailed information. In addition, this summary does not discuss the tax consequences of a participant’s death or income tax laws of any state or foreign jurisdiction in which a participant may reside.

Accounting Matters.    Under GAAP, we must expense the fair value of stock options granted under the amended and restated ESPP because the participant is offered a discount in excess of five percent, and the stock option price is based on the lesser of the stock price at the beginning or end of the offering period (a “look-back” provision).

Recommendation and Required Vote

The Board believes that it is in the best interest of EOG to encourage ownership of our Common Stock by our employees, as it helps our employees develop a stronger incentive to work for the continued success of EOG and our stockholders. The Board recommends stockholder approval of the amended and restated ESPP.

Our officers and other key employees have an interest in the proposal to approve the amended and restated ESPP since each is eligible to participate and receive stock options under the ESPP.

Approval of the amended and restated ESPP shall be effective upon the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the approval of the amended and restated ESPP will have the effect of a vote against this proposal and broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM  4.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Compensation Discussion and Analysis” (beginning on page 14) and the compensation tables and related narrative discussion provided under “Executive Compensation” (beginning on page 27).

As described under “Compensation Discussion and Analysis,” our Compensation Committee, which is comprised exclusively of independent directors, oversees all aspects of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

As further discussed above under “Compensation Discussion and Analysis,” the Compensation Committee believes that our executive management team has established and exemplified a unique culture that has firmly established EOG as the leader in domestic oil and gas exploration. Our shift in focus to “premium” wells has further established EOG as the industry leader in generating returns. Our executive management team has enhanced shareholder value by continuing to focus on effective deployment of capital to deliver the highest returns in any price environment.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation, protection and enhancement of stockholder value. In addition, we believe that our executive compensation program has played a significant role in our ability to achieve superior, long-term stock price performance. As noted above, since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average and the Nasdaq Composite Index.

Accordingly, the Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Company’s 2018 Annual Meeting of Stockholders pursuant to Item  402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, be, and hereby is, approved”.

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within 10 days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2019 Annual Meeting of Stockholders and 2019 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2019 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November 15, 2018.

Nominations for 2019 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•	by any stockholder who (1) was a stockholder of record at the time of giving the notice discussed below and is a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice requirements of Article II, Section 3 of our bylaws; and

•	with respect to the submission of a “proxy access” nominee, by a stockholder or stockholder group that satisfies the eligibility, notice, disclosure and other requirements of, and complies with, paragraph (A)(4) of Article II, Section 3 of our bylaws (as summarized below).

Nominations by any of our stockholders shall be made pursuant to timely notice, in writing, to our Corporate Secretary. To be timely with respect to our 2019 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 15, 2018 and no later than the close of business on December 17, 2018 with respect to an election to be held at our 2019 annual meeting of stockholders. With respect to an election to be held at a special meeting of our stockholders for the election of directors, such notice, to be timely, shall be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting, and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by paragraph (A)(2) of Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (7) a written representation and agreement by such nominee to comply with any codes, policies and guidelines of EOG and any rules, regulations and listing standards, in each case as applicable to directors of EOG, (8) a written representation and agreement by such nominee that he or she (A) is not and will not become a party to any arrangement with, and has not given (and will not give) any commitment to, any person or entity as to how such nominee, if elected as a director of EOG, will act or vote on any issue or question that has not been disclosed to EOG, and (B) is not and will not become a party to any direct or indirect compensatory, payment, reimbursement, indemnification or other financial arrangement with any person or entity other than EOG in connection with his or her nomination, service or action as a director of EOG that has not been disclosed to EOG and (9) the terms of all arrangements between such stockholder and such nominee and any other person, including such stockholder and any beneficial owner and their respective affiliates and associates or others acting in concert therewith, pursuant to which the nomination of such nominee is to be made by the stockholder.

Furthermore, to be eligible to be a nominee of any stockholder for election or re-election as a director of EOG, a person must deliver to our Corporate Secretary at our principal executive offices (in accordance with the time periods prescribed for delivery of notice under paragraph (A)(2) of Article II, Section 3 of our bylaws) a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made. Acceptable forms of such questionnaire and of the written representations and agreements referred to in clauses (7) and (8) of the preceding paragraph will be provided to the requesting stockholder and nominee by our Corporate Secretary upon written request.

In addition to satisfying the above-referenced notice and disclosure requirements, a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements (collectively, an “eligible stockholder”) may submit director nominees for inclusion in the proxy statement and proxy card for our 2019 annual meeting of stockholders. In order to be eligible to utilize our “proxy access” bylaw, an eligible stockholder must have owned 3% or more of our outstanding common stock continuously for at least three years. In addition, director nominees submitted pursuant to these provisions (each, a “stockholder proxy access nominee”) must meet specified criteria, and the maximum number of stockholder proxy access nominees that may be included in our proxy materials for our 2019 annual meeting of stockholders pursuant to these provisions may not exceed 20% of the number of our directors then in office. The foregoing summary of our “proxy access” bylaw (which contains additional eligibility, procedural and disclosure requirements) does not purport to be complete and is qualified in its entirety by reference to paragraph (A)(4) of Article II, Section 3 of our bylaws.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions.

Other Stockholder Business for 2019 Annual Meeting of Stockholders

For other business (other than director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before the annual meeting. To be timely with respect to our 2019 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 15, 2018 and no later than the close of business on December 17, 2018.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) the text of the proposal or business (including the text of any resolutions proposed for consideration), (5) such stockholder’s name and address, as such information appears on our books, (6) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (7) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (8) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the accompanying form of proxy.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 15, 2018

Annex A

EOG RESOURCES, INC.

“DIRECT” AND “ALL-IN” AFTER-TAX RATE OF RETURN (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play, well or drilling program is based on the estimated recoverable reserves (“net” to EOG’s interest) for all wells in such play, such well or all wells in such drilling program (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be).

Such calculation excludes certain indirect capital expenditures, such as gathering and processing-related expenditures and expenditures for seismic, geological and geophysical services and data. The calculation of our direct ATROR also excludes the impact of financial commodity derivative contracts (i.e., hedges), expenditures related to acquisitions, proceeds from dispositions and general and administrative (G&A) and other expenses. Conversely, the calculation of our “all-in” ATROR includes the items excluded from the “direct” ATROR calculation.

As such, our “direct” ATROR and “all-in” ATROR with respect to our capital expenditures for a particular play, well or drilling program cannot be calculated from our consolidated financial statements.

EOG RESOURCES, INC.

QUANTITATIVE RECONCILIATION OF TOTAL CAPITAL EXPENDITURES (NON-GAAP)

TO TOTAL CAPITAL EXPENDITURES (GAAP)

(Unaudited; in millions)

The following chart reconciles Total Capital Expenditures (GAAP) to Total Capital Expenditures (Non-GAAP), by eliminating (i) asset retirement costs and (ii) certain non-cash acquisition costs. EOG management uses this information in evaluating its capital expenditure program and for comparative purposes within the industry.

For the Twelve Months Ended December 31, 2017
	United States	Trinidad	Other International	Total
Total Capital Expenditures (GAAP)	$4,405.1	$174.6	$33.0	$4,612.7
Less: Asset Retirement Costs	(50.2)	(2.3)	(3.1)	(55.6)
Non-Cash Acquisition Costs of Unproved Properties	(255.7)	—	—	(255.7)
Non-Cash Acquisition Costs of Proved Properties	(26.2)	—	—	(26.2)

Total Capital Expenditures (Non-GAAP)	$4,073.0	$172.3	$29.9	$4,275.2

EOG RESOURCES, INC.

GENERAL AND ADMINISTRATIVE (G&A) EXPENSES PER BARREL OF OIL

EQUIVALENT (BOE) OF PRODUCTION FOR THE YEAR ENDED DECEMBER 31, 2017

(Unaudited; in thousands, except per Boe amounts)

	Total	Per Boe(1)
General and Administrative (G&A) Expenses (GAAP)	$434,467	$1.95
Less: Legal Settlement – Early Lease Termination	(10,202)	(0.05)
Less: Joint Venture Transaction Costs	(3,056)	(0.01)
Less: Joint Interest Billings Deemed Uncollectible	(4,528)	(0.02)

General and Administrative (G&A) Expenses (Non-GAAP)	$416,681	$1.87

(1)	Per Boe amounts based on total company production for the year ended December 31, 2017 of 222.3 MMBoe.

EOG RESOURCES, INC.

QUANTITATIVE RECONCILIATION OF NET DEBT (NON-GAAP) AND TOTAL

CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF

THE NET DEBT-TO-TOTAL CAPITALIZATION RATIO (NON-GAAP) TO

CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP)

(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	At December 31, 2017	At December 31, 2016
Total Stockholders’ Equity - (a)	$16,283	$13,982

Current and Long-Term Debt (GAAP) - (b)	6,387	6,986
Less: Cash	(834)	(1,600)

Net Debt (Non-GAAP) - (c)	5,553	5,386

Total Capitalization (GAAP) - (a) + (b)	$22,670	$20,968

Total Capitalization (Non-GAAP) - (a) + (c)	$21,836	$19,368

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	28%	33%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	25%	28%

EOG RESOURCES, INC.

QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME (NON-GAAP)

TO NET INCOME (GAAP)

(Unaudited; in thousands, except per share amounts)

The following chart adjusts the twelve-month period ended December 31, 2017 reported Net Income (GAAP) to reflect actual net cash received from settlements of commodity derivative contracts by eliminating the unrealized mark-to-market gains from these transactions, to eliminate the net losses on asset dispositions in 2017, to add back impairment charges related to certain of EOG’s assets in 2017, to add back an early lease termination payment as the result of a legal settlement in 2017, to add back the transaction costs for the formation of a joint venture in 2017, to add back joint interest billings deemed uncollectible in 2017, and to eliminate the impact of tax reform in 2017. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Twelve Months Ended December 31, 2017
	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Net Income (GAAP)	$661,182	$1,921,397	$2,582,579	$4.46

Adjustments:
Gains on Mark-to-Market Commodity Derivative Contracts	(19,828)	7,107	(12,721)	(0.02)
Net Cash Received from Settlements of Commodity Derivative Contracts	7,438	(2,666)	4,772	0.01
Add: Net Losses on Asset Dispositions	99,096	(35,270)	63,826	0.11
Add: Impairments	261,452	(93,718)	167,734	0.29
Add: Legal Settlement - Early Lease Termination	10,202	(3,657)	6,545	0.01
Add: Joint Venture Transaction Costs	3,056	(1,095)	1,961	—
Add: Joint Interest Billings Deemed Uncollectible	4,528	(1,623)	2,905	0.01
Less: Tax Reform Impact	—	(2,169,376)	(2,169,376)	(3.75)

Total Adjustments to Net Income	365,944	(2,300,298)	(1,934,354)	(3.34)

Adjusted Net Income (Non-GAAP)	$1,027,126	$(378,901)	$648,225	$1.12

Average Number of Common Shares Outstanding (GAAP)
Basic				574,620

Diluted				578,693

EOG RESOURCES, INC.

QUANTITATIVE RECONCILIATION OF AFTER-TAX NET INTEREST EXPENSE (NON-GAAP), ADJUSTED NET INCOME (NON-GAAP), NET DEBT (NON-GAAP) AND TOTAL CAPITALIZATION (NON-GAAP) AS USED IN THE CALCULATION OF RETURN ON CAPITAL EMPLOYED (NON-GAAP) TO NET INTEREST EXPENSE (GAAP), NET INCOME (GAAP), CURRENT AND LONG-TERM DEBT (GAAP) AND TOTAL CAPITALIZATION (GAAP), RESPECTIVELY

(Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Net Income (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2017		2016
Return on Capital Employed (ROCE) (Non-GAAP)
Net Interest Expense (GAAP)	$274
Tax Benefit Imputed (based on 35%)	(96)

After-Tax Net Interest Expense (Non-GAAP) - (a)	$178
Net Income (GAAP) - (b)	$2,583
Adjustments to Net Income, Net of Tax (See Below Schedule)	(1,934	)(a)

Adjusted Net Income (Non-GAAP) - (c)	$649

Total Stockholders’ Equity Before Retained Earnings Adjustment (GAAP) - (d)	$16,283		$13,982
Less: Tax Reform Impact	(2,169)		—

Total Stockholders’ Equity (Non-GAAP) - (e)	$14,114		$13,982

Average Total Stockholders’ Equity (GAAP) * - (f)	$15,133

Average Total Stockholders’ Equity (Non-GAAP) * - (g)	$14,048

Current and Long-Term Debt (GAAP) - (h)	$6,387		$6,986
Less: Cash	(834)		(1,600)

Net Debt (Non-GAAP) - (i)	$5,553		$5,386

Total Capitalization (GAAP) - (d) + (h)	$22,670		$20,968

Total Capitalization (Non-GAAP) - (e) + (i)	$19,667		$19,368

Average Total Capitalization (Non-GAAP) * - (j)	$19,518

ROCE (GAAP Net Income) - [(a) + (b)] / (j)	14.1%

ROCE (Non-GAAP Adjusted Net Income) - [(a) + (c)] / (j)	4.2%

*	Average for the current and immediately preceding year

Adjustments to Net Income (GAAP)

(a) See below schedule for detail of adjustments to Net Income (GAAP) in 2017:

	Year Ended December 31, 2017
	Before Tax	Income Tax Impact	After Tax
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	$(12)	$4	$(8)
Add: Impairments of Certain Assets	261	(93)	168
Add: Net Losses on Asset Dispositions	99	(35)	64
Add: Legal Settlement - Early Lease Termination	10	(4)	6
Add: Joint Venture Transaction Costs	3	(1)	2
Add: Joint Interest Billings Deemed Uncollectible	5	(2)	3
Less: Tax Reform Impact	—	(2,169)	(2,169)

Total	$366	$(2,300)	$(1,934)

GLOSSARY OF TERMS

Bbl — barrel (of crude oil or natural gas liquids)

Boe — barrel of oil equivalent

CAPEX — capital expenditures

DD&A — depreciation, depletion and amortization

GAAP — Generally Accepted Accounting Principles

G&A — general and administrative

LOE — lease operating expense

MBbld — thousand barrels per day

MBoed — thousand barrels of oil equivalent per day

Mcf — thousand cubic feet (of natural gas)

MMBoe — million barrels of oil equivalent

Annex B

EOG RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective January 1, 2018)

ARTICLE 1

PURPOSE, COMMITMENT AND INTENT

1.1    Purpose. The purpose of this Plan is to provide Employees of the Company and its Affiliates which adopt the Plan with an opportunity to purchase Stock of the Company through offerings of options at a discount and thus develop a stronger incentive to work for the continued success of the Company and its Affiliates. Therefore, this Plan is available to all Employees of every Employer upon their fulfilling the eligibility requirements of Section 3.1. Any Affiliate may adopt it with the approval of the Committee by fulfilling the requirements of Section 8.1. This Plan is sponsored by the Company.

1.2    Term. Unless terminated by the Company earlier, the Plan will terminate on December 31, 2027.

1.3    Share Commitment. The aggregate number of Shares authorized to be sold pursuant to Options granted under this Plan is 6,500,000 Shares, subject to adjustment as provided in this Section. Any Shares relating to Options that are granted, but subsequently lapse, are canceled, or are otherwise not exercised by the Exercise Date, shall be available for future grants of Options.

In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Shares, or the like, as a result of which shares shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, the total number of Shares authorized to be committed to this Plan, the number of Shares subject to each outstanding Option and the Option Price applicable to each Option shall be appropriately adjusted by the Committee.

1.4    Intent. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code. Therefore, the provisions of the Plan are to be construed in a manner consistent with the requirements of section 423 of the Code.

1.5    Shareholder Approval. To be effective for an Employer, this Plan must be approved by the shareholders of that Employer within 12 months before or after the Plan is approved by the board of directors of that Employer. The approval of shareholders must comply with all applicable provisions of the corporate charter, bylaws and applicable laws of the jurisdiction prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options.

ARTICLE 2

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any word or phrase appears reasonably requires a broader, narrower, or different meaning.

2.1    “Affiliate” means any parent corporation and any subsidiary corporation. The term “parent corporation’’ means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term “subsidiary corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.2    “Beneficiary” means the person who is entitled to receive amounts under the Plan upon the death of a Participant.

2.3    “Board of Directors” means the board of directors of the Company.

2.4    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.5    “Committee” means the Compensation Committee of the Board of Directors of the Company.

2.6    “Company” means EOG Resources, Inc.

2.7    “Compensation” means the Employee’s regular rate of wages from the Employer.

2.8    “Employee” means any person who is a common law employee of the Employer excluding only those whose customary employment with the Employer is 20 hours or less per week.

2.9    “Employer” means the Company and each Affiliate which has adopted the Plan as provided in Section 8.1 of the Plan.

2.10    “Exercise Date” means the last business day of the Offering Period, which is the day that all Options that Participants have elected to exercise are to be exercised.

2.11    “Fair Market Value” or “FMV” of the Stock as of any date means the closing price of the Stock on that date (or if there was no sale on a given date, the next preceding date on which there was a sale) on the principal securities exchange on which the Stock is listed.

2.12    “Grant Date” means the first business day of the Offering Period, which is the day the Committee grants all eligible Employees an Option under this Plan.

2.13    “Offering Period” means the six-month periods commencing on July 1 and January 1 of each year.

2.14    “Option” means an option granted under this Plan to purchase shares of Stock at the Option Price on the Exercise Date.

2.15    “Option Price” means the price to be paid for each Share upon exercise of an Option, which shall be the lesser of (a) 85% of the FMV of a Share on the Grant Date or (b) 85% of the FMV of a Share on the Exercise Date.

2.16    “Participant” means a person who is eligible to be granted an Option under this Plan and who elects to have payroll deductions withheld under the Plan for the purpose of exercising that Option on the Exercise Date.

2.17    “Plan” means the EOG Resources, Inc. Employee Stock Purchase Plan, as set out in this document and as it may be amended from time to time.

2.18    “Shares” means shares of Stock.

2.19    “Stock” means the Company’s common stock.

ARTICLE 3

ELIGIBILITY

3.1    General Requirements. Each Employee is eligible to participate in the Plan for a given Offering Period if he is an Employee on the Grant Date, subject to the limitations imposed in Section 3.2.

3.2    Limitations Upon Participation. Any provision of this Plan to the contrary notwithstanding, no Employee shall be granted an Option:

(a)    if, immediately after the grant, the Employee would own, including all outstanding options which are still exercisable to purchase Stock, five percent or more of the total combined voting power or value of all classes of Stock of the Company or of any parent or subsidiary of the Company within the meaning of sections 423 and 424 of the Code;

(b)    which permits the Employee to purchase Stock under all employee stock purchase plans, as defined in section 423 of the Code, of the Company and all Affiliates at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time the Option is granted) for each calendar year in which the option granted to the Employee is outstanding at any time as provided in sections 423 and 424 of the Code; or

(c)    which permits the Employee rights to purchase Stock in excess of the number of Shares set by the Committee if it deems such a restriction to be appropriate.

3.3    Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Employees who are citizens or residents of a foreign jurisdiction, or who are employed by an Employer outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Employees who are residents of the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

ARTICLE 4

PARTICIPATION

4.1    Grant and Exercise of Option. Effective as of the Grant Date the Committee shall grant an Option to each Participant that shall be exercisable on the Exercise Date only through funds accumulated by the Employee through payroll deductions made during the Offering Period together with any funds remaining in the Participant’s payroll deduction account at the beginning of the Offering Period. Except as may be determined otherwise by the Committee and announced to Employees prior to an Offering Period, the number of Shares included in an Option deemed to have been granted to an Employee on the Grant Date shall be determined by dividing $12,500 by the FMV of a share of Stock on such date.

4.2    Payroll Deduction. For an Employee to become eligible to receive an Option granted for a given Offering Period, the Employee must complete a payroll deduction form and file it with the Employer no earlier than 30 nor later than 15 days prior to the beginning of the Offering Period. The payroll deduction form shall permit a Participant to elect to have withheld from his Compensation an amount no less than one percent, nor more than ten percent, of his Compensation (only in whole percentages) taken pro rata from the Compensation paid to him by the Employer. Each payroll deduction shall begin on the first pay period ending after the beginning of an Offering Period and shall continue through the last pay period ending prior to the Exercise Date. No Participant shall be permitted to begin payroll deductions at any other time. A Participant may not make additional contributions to his Plan account.

4.3    Payroll Deductions Continuing. A Participant’s election to have payroll deductions shall remain in effect for all ensuing Offering Periods until changed by the Participant by filing an appropriate amended payroll deduction form not earlier than 30 nor later than 15 days prior to the commencement of the Offering Period for which it is to be effective.

4.4    Right to Stop Payroll Deductions. A Participant may discontinue payroll deductions and his participation in the Plan as provided in Section 5.1, but no other change may be made during an Offering Period and, specifically, a Participant may not alter the rate of his payroll deductions for that Offering Period.

4.5    Accounting for Funds. As of each payroll deduction period, the Employer shall cause to be credited to the Participant’s payroll deduction account in a ledger established for that purpose, the funds withheld from and attributable to the Employee’s compensation for that period. No interest shall be credited to the Participant’s payroll deduction account at any time. The obligation of the Employer to the Participant for this account shall be a general corporate obligation and shall not be funded through a trust nor secured by any assets which would cause the Participant to be other than a general creditor of the Employer.

4.6    Employer’s Use of Funds. All payroll deductions received or held by an Employer may be used by the Employer for any corporate purposes, and the Employer shall not be obligated to segregate such payroll deductions.

ARTICLE 5

IN SERVICE WITHDRAWAL, TERMINATION OF EMPLOYMENT AND DEATH

5.1    In Service Withdrawal. A Participant may, at any time on or before 15 days prior to the Exercise Date, or such other date as shall be determined by the Committee from time to time, elect to withdraw all funds then credited to his payroll deduction account by giving written notice to his Employer in accordance with the rules established by the Committee. All funds credited to the Participant’s payroll deduction account shall be paid to him, without interest (except as otherwise required by applicable laws), as soon as administratively feasible. The withdrawal election terminates the Participant’s right to exercise his Option on the Exercise Date and his entitlement to elect any further payroll deductions for the then current Offering Period. Should the Participant wish to participate in any future Offering Period, the Participant must file a new payroll deduction election form with the Committee within the time frame required for participation for that Offering Period.

5.2    Termination of Employment. If a Participant’s employment is terminated for any reason other than death prior to the Exercise Date, the Option granted to the Participant for that Option Period shall lapse. The Participant’s payroll deduction account shall be returned to him, without interest (except as otherwise required by applicable laws), as soon as administratively feasible.

5.3    Death. If a Participant dies before the Exercise Date, the Option granted to the Participant for that Offering Period shall lapse. The Participant’s payroll deduction account shall be returned to him, without interest (except as otherwise required by applicable laws), as soon as administratively feasible. If the Participant dies after the Exercise Date but prior to the delivery of his certificate, the Stock shall be delivered to his Beneficiary (or to his estate if he has no Beneficiary). If there is no Beneficiary, the Stock shall be held in the Participant’s account until the representative of the estate has been appointed and provides such evidence as may be required by the Committee before the certificate is delivered to the proper party together with a check in the amount of any remaining funds in the Participant’s payroll deduction account.

ARTICLE 6

EXERCISE OF OPTIONS

6.1    Purchase of Stock. Subject to the limitations in Sections 3.2 and 4.1 of the Plan, on the Exercise Date of each Offering Period each Participant’s payroll deduction account shall be used to purchase the maximum number of whole shares of Stock that can be purchased at the Option Price for that Offering Period. Any funds remaining in a Participant’s payroll deduction account after the exercise of his Option for an Offering Period shall remain in the Participant’s account to be used in the ensuing Offering Period, together with new payroll deductions, if any, for that Offering Period to exercise the next succeeding Option which is to be exercised. If in any Offering Period the total number of shares of Stock to be purchased by all Participants exceed the number of shares of Stock committed to the Plan, then each Participant shall be entitled to purchase only his pro rata portion of the shares of Stock remaining available under the Plan based on the balances in each Participant’s payroll deduction account as of the Exercise Date. No fractional shares of Stock may be purchased under this Plan. After the purchase of all shares of Stock available on the Exercise Date, all Options granted for the Offering Period to the extent not used shall terminate.

6.2    Accounting for Stock. After the Exercise Date of each Offering Period a report shall be given to each Participant stating the amount of his payroll deduction account, the number of shares of Stock purchased and the applicable Option Price.

6.3    Issuance of Shares. As soon as administratively feasible after the end of the Offering Period the Committee shall advise the appropriate officer of the Company that the terms of the Plan have been complied with and that it is appropriate for the officer to cause to be issued the shares of Stock upon which Options have been exercised under the Plan. The Committee may determine to hold such shares of Stock until the Participant requests such shares of Stock. The Committee may determine in its discretion the manner of delivery of the shares of Stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of certificates or any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, hold the certificate for any shares of Stock or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction.

6.4    Restriction on Shares. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant’s account at the brokerage or other financial services firm designated by the Committee until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which such holding period has been satisfied, the Participant may direct that those Shares be moved to another account of Participant’s choosing or request that a stock certificate be issued and delivered to him.

Notwithstanding anything to the contrary contained in this Plan, a Participant shall not transfer or otherwise dispose of Stock in violation of the Company’s Insider Trading Policy.

ARTICLE 7

ADMINISTRATION

7.1    Powers of Committee. The Committee has the exclusive responsibility for the general administration of the Plan, and has all powers necessary to accomplish that purpose, including but not limited to the following rights, powers, and authorities:

(a)    to make rules for administering the Plan so long as they are not inconsistent with the terms of the Plan;

(b)    to construe all provisions of the Plan;

(c)    to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan;

(d)    to select, employ, and compensate at any time any consultants, accountants, attorneys, and other agents the Committee believes necessary or advisable for the proper administration of the Plan;

(e)    to determine all questions relating to eligibility, Fair Market Value, Option Price and all other matters relating to benefits or Participants’ entitlement to benefits;

(f)    to resolve all controversies relating to the administration of the Plan, including but not limited to any differences of opinion arising between the Employer and a Participant, and any questions it believes advisable for the proper administration of the Plan; and

(g)    to delegate any clerical or record-keeping duties of the Committee as the Committee believes is advisable to properly administer the Plan.

7.2    Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan. Notwithstanding anything to the contrary, any action taken, or ruling or decision made, by the Committee in the exercise of any of its powers and authorities under the Plan shall be final and conclusive as to all parties other than the Company and its Affiliates, including without limitation all Participants and their Beneficiaries, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, ruling, or decision. No final action, ruling, or decision of the Committee shall be subject to de novo review in any judicial proceeding; and no final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.

ARTICLE 8

ADOPTION OF PLAN BY OTHER EMPLOYERS

8.1    Adoption Procedure. With the approval of the Committee, any Affiliate may adopt this Plan by:

(a)    a certified resolution or consent of the board of directors of the adopting Affiliate or an executed adoption instrument (approved by the board of directors of the adopting Affiliate) agreeing to be bound as an Affiliate by all the terms, conditions and limitations of this Plan; and

(b)    providing all information required by the Committee.

8.2    No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of this Plan. However, neither the adoption of this Plan by an Affiliate nor any act performed by it in relation to this Plan shall create a joint venture or partnership relation between it and the Company or any other Affiliate.

ARTICLE 9

TERMINATION AND AMENDMENT OF THE PLAN

9.1    Termination. The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Stock committed to the Plan, unless the number of Shares committed to the Plan are increased by the Board of Directors and approved by the shareholders of the Company. Upon termination of the Plan, as soon as administratively feasible there shall be refunded to each Participant the remaining funds in his payroll deduction account, and there shall be forwarded to the Participants certificates for all shares of Stock held under the Plan for the account of Participants. The termination of this Plan shall not affect the current Options already outstanding under the Plan to the extent there are Shares committed, unless the Participants agree.

9.2    Amendment. The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it deems advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable. However, no amendment or suspension shall operate to reduce any amounts previously allocated to a Participants payroll deduction account, to reduce a Participant’s rights with respect to shares of Stock previously purchased and held on his behalf under the Plan nor to affect the current Option a Participant already has outstanding under the Plan without the Participant’s agreement. Any amendment changing the aggregate number of Shares to be committed to the Plan or the class of employees eligible to receive Options under the Plan must have shareholder approval as set forth in Section 1.5.

ARTICLE 10

MISCELLANEOUS

10.1    Designation of Beneficiary.

(a)    A Participant may file a written designation of a Beneficiary who is to receive any cash and Shares credited to the Participant’s account under the Plan. If a Participant is married and the designated Beneficiary is not the Participant’s spouse, written spousal consent shall be required for the designation to be effective.

(b)    A Participant may change his designation of a Beneficiary at any time by written notice. If a Participant dies when he has not validly designated a Beneficiary under the Plan, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

10.2    Plan Not An Employment Contract. The adoption and maintenance of this Plan is not a contract between the Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of the Employer to discharge any Employee at any time or to interfere with the Employee’s right to terminate his employment at any time.

10.3    All Participants’ Rights Are Equal. All Participants will have the same rights and privileges under this Plan as are required by section 423 of the Code and section 1.423-2(1) of the regulations promulgated under that section of the Code.

10.4    Options Granted Are Not Transferable. No Option granted a Participant under this Plan is transferable by the Participant and must be exercisable only by him. In the event any Participant attempts to violate the terms of this Section, any Option held by the Participant shall be terminated by the Company and upon return to the Participant of the remaining funds in his payroll deduction account, all of his rights under the Plan will terminate.

10.5    Voting of Stock. Shares of Stock held under the Plan for the account of each Participant shall be voted by the holder of record of those shares in accordance with the Participant’s instructions.

10.6    No Shareholder Rights. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a shareholder of the Company until he acquires shares of Stock as provided in this Plan.

10.7    Governmental Regulations. The obligation to sell or deliver the shares of Stock under this Plan is subject to the approval of all governmental authorities required in connection with the authorization, purchase, issuance or sale of that Stock.

10.8    Notices. All notices and other communication in connection with the Plan shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his last known address or to his designated personal representative or beneficiary, or to the Employer or its designated representative, as the case may be.

10.9    Indemnification of Committee. In addition to all other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid in settlement (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding, that the Committee member is liable for gross negligence or willful misconduct in the performance of his duties.

10.10    Tax Withholding. At the time a Participant’s Option is exercised or at the time a Participant disposes of some or all of the Stock purchased under the Plan, the Participant must make adequate provision for the Employer’s federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Stock. The Company and the Employer are authorized to withhold any applicable taxes from a Participant’s compensation, from the Shares purchased under the Plan, from the proceeds of the sale of Shares purchased under the Plan, or by such other means as permissible under applicable laws.

10.11    Gender and Number. If the context requires it, words of one gender when used in this Plan shall include the other genders, and words used in the singular or plural shall include the other.

10.12    Severability. Each provision of this Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.

10.13    Governing Law; Parties to Legal Actions. The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas and, to the extent applicable, by the securities, tax, employment and other laws of the United States which are applicable to an employee stock purchase plan.

10.14    Electronic Forms. To the extent permitted by applicable laws and in the discretion of the Committee, an Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee.

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 23, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 23, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, you may contact EOG Resources, Inc. at (713) 651-7000 (Attention: Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E37773-P01714       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES:

1. To elect eight directors of the Company to hold office until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Nominees:		For	Against	Abstain
1a. Janet F. Clark		☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:		For	Against	Abstain
1b. Charles R. Crisp		☐	☐	☐

2.  To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2018.

							☐	☐	☐
1c. Robert P. Daniels		☐	☐	☐
1d. James C. Day		☐	☐	☐

3.  To approve an amendment and restatement of the EOG Resources, Inc. Employee Stock Purchase Plan to (i) increase the number of shares of Common Stock available for purchase under the plan, (ii) extend the term of the plan and (iii) effect certain other changes.

							☐	☐	☐
1e. C. Christopher Gaut		☐	☐	☐
1f. Donald F. Textor		☐	☐	☐	4. To approve, by non-binding vote, the compensation of the Company’s named executive officers.		☐	☐	☐
1g. William R. Thomas		☐	☐	☐
1h. Frank G. Wisner		☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend the annual meeting.		Yes	No
		☐	☐

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners) [PLEASE SIGN WITHIN BOX]	Date

2018 Annual Meeting of Stockholders

Tuesday, April 24, 2018

2:00 P.M. (CDT)

Heritage Plaza

Plaza Conference Room, Plaza Level

1111 Bagby

Houston, Texas 77002

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of

Stockholders To Be Held on April 24, 2018:

The Notice of Annual Meeting of Stockholders, 2018 Proxy Statement and 2017 Annual Report

are available at www.proxyvote.com.

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E37774-P01714

EOG RESOURCES, INC.
2018 ANNUAL MEETING OF STOCKHOLDERS
April 24, 2018

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.

    The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Michael P. Donaldson and Amos J. Oelking, III with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2018 annual meeting of stockholders to be held on Tuesday, April 24, 2018, at 2:00 p.m., CDT, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on February 27, 2018. The Board of Directors recommends a vote “FOR” each of the nominees for directors and “FOR” Items 2, 3 and 4, as set forth on the reverse side.

    SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, “FOR” ITEMS 2, 3 AND 4, AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Do not return your proxy card if you are voting by Internet or telephone. Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (continued on other side)